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Exhibit 2.3

         SR TELECOM INC.

          — and —

COMPUTERSHARE TRUST COMPANY OF CANADA

WARRANT INDENTURE

Providing for the Issue of

Common Share Warrants

Dated as of February 18, 2004

ii

ARTICLE 5 PURCHASES BY THE CORPORATION	26
5.1 Optional Purchases by the Corporation	26
ARTICLE 6 NOTICE AND EVIDENCE OF OWNERSHIP	26
6.1 Notice To The Warrantholders	26
6.2 Ownership and Transfer of Warrants	27
ARTICLE 7 REPRESENTATIONS, WARRANTIES AND COVENANTS	28
7.1 General Representations, Warranties and Covenants of the Corporation	28
7.2 Remuneration and Expenses of the Warrant Agent	29
7.3 Securities Qualification Requirements	29
7.4 Performance of Covenants by the Warrant Agent	30
ARTICLE 8 ENFORCEMENT	30
8.1 Suits by Warrantholders	30
8.2 Immunity of Shareholders, etc.	30
8.3 Limitation of Liability	30
ARTICLE 9 MEETINGS OF WARRANTHOLDERS	31
9.1 Right to Convene Meetings	31
9.2 Notice	31
9.3 Chairman	31
9.4 Quorum	31
9.5 Power to Adjourn	32
9.6 Show of Hands	32
9.7 Poll and Voting	32
9.8 Regulations	33
9.9 Corporation and Warrant Agent May Be Represented	34
9.10 Powers Exercisable by Extraordinary Resolution	34
9.11 Meaning of Extraordinary Resolution	35
9.12 Powers Cumulative	36
9.13 Minutes	36
9.14 Instruments in Writing	36
9.15 Binding Effect of Resolutions	36
9.16 Holdings by Corporation Disregarded	37
ARTICLE 10 SUPPLEMENTAL INDENTURES AND SUCCESSOR CORPORATIONS	37
10.1 Provision for Supplemental Indentures for Certain Purposes	37
10.2 Successor Corporations	38
ARTICLE 11 CONCERNING THE WARRANT AGENT	38
11.1 Applicable Legislation	38
11.2 Rights and Duties of Warrant Agent	39
11.3 Evidence, Experts and Advisors	40
11.4 Documents, Monies, etc., Held by Warrant Agent	41
11.5 Actions by Warrant Agent to Protect Interest	41
11.6 Warrant Agent not Required to Give Security	41
11.7 Protection of Warrant Agent	41
11.8 Replacement of Warrant Agent; Successor by Merger	42
11.9 Dealing with the Corporation	43
11.10 Acceptance of Mandate	44
11.11 Warrant Agent not to Be Appointed Receiver	44
ARTICLE 12 GENERAL	44
12.1 Notice to the Corporation and the Warrant Agent	44
12.2 Time of the Essence	45
12.3 Counterparts and Formal Date	45
12.4 Satisfaction and Discharge of Indenture	46
12.5 Provisions of Indenture and Warrant Certificates for the Sole Benefit of Parties and Warrantholders	46
12.6 Language	46

iii

WARRANT INDENTURE

THIS INDENTURE dated as of February 18, 2004

BETWEEN:	SR TELECOM INC. (the "Corporation"), a corporation duly incorporated under the laws of Canada and having its head office in the City of Montreal, Province of Quebec,
AND:
COMPUTERSHARE TRUST COMPANY OF CANADA (in its capacity as warrant agent, the "Warrant Agent"), a trust company duly incorporated under the laws of Canada and having its head office in the City of Montreal, Province of Quebec,

RECITALS:

WHEREAS the Corporation has issued 5,714,287 Units, each Unit consisting of one Common Share and one-half of one Warrant (the "Firm Units");

WHEREAS the Corporation has issued to the Underwriters the Over-Allotment Option to purchase up to 857,143 additional Units (the "Over-Allotment Option Units");

WHEREAS the Corporation has concurrently issued 571,500 Units on a private placement basis (the "Private Placement Units" and, together with the Firm Units and the Over-Allotment Option Units, the "Units")

WHEREAS subject to the terms and conditions herein set forth, a whole Warrant shall entitle the holder thereof to purchase one Common Share at the price and upon the terms and conditions herein set forth;

WHEREAS in order to satisfy the exercise of the rights attached to the Warrants, the Corporation has agreed to reserve for issuance one Common Share for each Warrant outstanding;

WHEREAS the Corporation is duly authorized to create and issue the Warrants to be issued as herein provided;

NOW THEREFORE THIS INDENTURE WITNESSETH that for good and valuable consideration mutually given and received, the receipt and sufficiency of which is hereby acknowledged, it is hereby agreed and declared as follows:

ARTICLE 1
INTERPRETATION

1.1   Definitions

  In this Indenture, unless there is something in the subject matter or context inconsistent therewith, the terms defined in this Section or elsewhere herein shall have the respective meanings specified in this Section or elsewhere herein:

  1.1.1
  "Applicable Legislation" has the meaning ascribed thereto in Section 11.1.1;

  1.1.2
  "Business Day" means, in respect of Montreal and Toronto in Canada, a day which is not a Saturday or Sunday or a civic or statutory holiday in any such city;

  1.1.3
  "Common Shares" means the Common Shares of the share capital of the Corporation and, in the event of any adjustment under Article 4, shall mean thereafter the shares, other securities or other property which a Warrantholder is entitled to Purchase any such adjustments;

  1.1.4
  "Corporation" means SR Telecom Inc. and its lawful successors from time to time;

  1.1.5
  "Corporation's auditors" means the firm of chartered accountants duly appointed as auditors of the Corporation for the time being;

  1.1.6
  "counsel" means an advocate, a barrister or solicitor or a firm of advocates, barristers or solicitors (who may be an employee of the Corporation) acceptable to the Warrant Agent;

  1.1.7
  "Current Market Price" means, in respect of the Common Shares on any particular date, the price per share equal to the Weighted Average Trading Price of such shares for the period of 20 consecutive Trading Days ending on the third Trading Day preceding such date on the stock exchange where the greatest volume of trading in Common Shares has been registered during such period;

  1.1.8
  "director" means a director of the Corporation for the time being and, unless otherwise specified herein, reference to "action by the directors" means action by the directors of the Corporation as a board or, whenever duly empowered, action by a committee of such board;

  1.1.9
  "Dividends Paid in the Ordinary Course" means cash dividends declared payable on the Common Shares in any fiscal year of the Corporation to the extent that such cash dividends do not exceed, in the aggregate:

    (a)
    twenty percent of the retained earnings of the Corporation as at the end of its immediately preceding fiscal year; and

    (b)
    forty percent of the aggregate consolidated net income of the Corporation, determined before computation of extraordinary items, for its immediately preceding fiscal year;

  1.1.10
  "Election to Purchase" has the meaning ascribed thereto in Section 3.1.1;

  1.1.11
  "Equity Shares" means any shares of any class or series of shares in the share capital of the Corporation (other than Common Shares) which may from time to time be authorized for issue if the rights of the holders thereof to participate in the distribution of assets upon the voluntary or involuntary liquidation, dissolution or winding-up of the Corporation are not restricted to a fixed sum or to a fixed sum plus accrued dividends;

  1.1.12
  "Exercise Date" means, with respect to any Warrant, the date on which the Warrant Certificate representing such Warrant is surrendered for exercise in accordance with the provisions of Article 3;

  1.1.13
  "Exercise Price" means Cdn$9.00 per Warrant exercised, unless such price shall have been adjusted in accordance with the provisions of Article 4, in which case it shall mean the adjusted price in effect at such time;

  1.1.14
  "extraordinary resolution" has the meaning ascribed thereto in Section 9.11;

  1.1.15
  "Firm Units" shall have the meaning ascribed thereto in the recitals;

  1.1.16
  "Issue Date" means the date upon which the Warrants are issued;

  1.1.17
  "Over-Allotment Option" means the option granted to the Underwriters, for a period of 30 days following the date hereof, to purchase up to 15% of the aggregate number of Firm Units to cover over-allotments, if any;

  1.1.18
  "Original U.S. Purchaser" means an Institutional Accredited Investor that purchased the Warrants in the United States directly from the U.S. registered broker-dealer affiliate of one of the Underwriters in a purchase of Units as part of the public offering of Units (including the private placement of Units in the United States) made pursuant to the Underwriting Agreement dated February 3, 2004;

  1.1.19
  "person" means an individual, corporation, partnership, trust or any unincorporated organization;

  1.1.20
  "Regulation S" means Regulation S under the U.S. Securities Act, as amended from time to time;

  1.1.21
  "Regulation D" means Regulation D under the U.S. Securities Act, as amended from time to time;

  1.1.22
  "Rule 506" means Rule 506 of the Regulation D under the U.S. Securities Act, as amended from time to time;

  1.1.23
  "Shareholder" means a holder of record of one or more Common Shares;

  1.1.24
  "Subsidiary of the Corporation" or "Subsidiary" means a corporation controlled by the Corporation, as the term "control" is defined in the Canada Business Corporations Act;

  1.1.25
  "this Warrant Indenture", "this Indenture", "herein", "hereby" and similar expressions mean and refer to this Indenture and any indenture, deed or instrument supplemental or ancillary hereto; and the expressions "Article", "Section" and "subsection" followed by a number mean and refer to the specified Article, Section or subsection of this Indenture;

  1.1.26
  "Time of Expiry" means 5:00 p.m. (Montreal time) on February 18, 2006;

  1.1.27
  "Trading Day" with respect to a stock exchange means a day on which such stock exchange is open for business and with respect to the over-the-counter market means a day on which The Toronto Stock Exchange is open for business;

  1.1.28
  "Transfer Agent" means the transfer agent for the time being of the Common Shares;

  1.1.29
  "Transferee" means a person to whom a Warrantholder has transferred all of his rights, title and interest in a Warrant provided all applicable transfer requirements other than registration on the Warrant Register have been satisfied;

  1.1.30
  "Transfer Register" means the register maintained by the Warrant Agent in respect of transfers of Warrants;

  1.1.31
  "Underwriters" means Desjardins Securities Inc., TD Securities Inc. and CIBC World Markets Inc.;

  1.1.32
  "Units" shall have the meaning ascribed thereto in the recitals;

  1.1.33
  "U.S. Person" means "U.S. person" as defined in Regulation S;

  1.1.34
  "U.S. Securities Act" means the United States Securities Act of 1933, as amended;

  1.1.35
  "Warrant Agency" shall have the meaning ascribed thereto in subsection 3.1.4 of Section 3.1;

  1.1.36
  "Warrant Agent" means Computershare Trust Company of Canada, in its capacity as Warrant Agent, and its lawful successors from time to time;

  1.1.37
  "Warrant Certificates" means the certificates evidencing the Warrants issued and certified hereunder and for the time being outstanding;

  1.1.38
  "Warrantholder" means a person who is a registered holder of Warrants as reflected on the Warrant Register or a Transferee;

  1.1.39
  "Warrantholders' Request" means an instrument signed in one or more counterparts by Warrantholders entitled to purchase in the aggregate not less than 25% of the aggregate number of Common Shares which could be purchased pursuant to all Warrants then unexercised and outstanding, requesting the Warrant Agent to take some action or proceeding specified therein;

  1.1.40
  "Warrant Register" means the register in which the Warrant Agent records the Warrants issued in registered form, showing (i) the names, alphabetically arranged, and the latest known address of each Warrantholder; (ii) the number of Warrants held by each Warrantholder; and (iii) the date and particulars of the issue of each Warrant;

  1.1.41
  "Warrants" means the Common Share Warrants of the Corporation issued hereunder whereby Warrantholders have the right to purchase Common Shares at the Exercise Price and on the terms and conditions herein set forth;

  1.1.42
  "Weighted Average Trading Price" with respect to the Common Shares, for any period, means the amount obtained by dividing the aggregate sale price of all Common Shares sold on the relevant exchange or market during the period in question by the total number of Common Shares so sold; and

  1.1.43
  "written order of the Corporation", "written request of the Corporation", "written consent of the Corporation" and "certificate of the Corporation" mean, respectively, a written order, request, consent and certificate signed in the name of the Corporation by the chairman of the board, a director, the president, a vice-president, the secretary, the treasurer, an assistant secretary or an assistant treasurer of the Corporation, and may consist of one or more instruments so executed.

1.2   Extended Meanings

  Unless otherwise expressly provided elsewhere herein or unless the context otherwise requires, words importing the singular include the plural and vice versa and words importing the masculine gender include the feminine and neutral genders.

1.3   Interpretation Not Affected by Headings

  The division of this Indenture into Articles, Sections and subsections, the provision of a table of contents and the insertion of headings are for convenience of reference only and shall not affect the construction or interpretation of this Indenture.

1.4   Currency

  Any reference in this indenture to "US Dollars" or the sign "US$" shall be deemed to be a reference to lawful money of the United States, and any reference to "Canadian Dollars" or the sign "Cdn$" shall be deemed to be a reference to the lawful money of Canada.

1.5   Day Not a Business Day

  In the event that any day on or before which any action is required to be taken hereunder is not a Business Day, then such action shall be required to be taken on or before the requisite time on the next succeeding day that is a Business Day.

1.6   Applicable Law

  This Indenture, the Warrants and the Warrant Certificates shall be governed by and construed in accordance with the laws of the Province of Quebec and the laws of Canada applicable therein.

ARTICLE 2
ISSUE OF WARRANTS

2.1   Issue and Terms of Warrants

  2.1.1
  3,142,893 whole Warrants are hereby created and authorized to be issued on the date hereof as part of the issuance of the Firm Units and Private Placement Units, and 428,571 whole Warrants are hereby created and authorized to be issued upon the exercise by the Underwriters of the Over-Allotment Option, all in accordance with the terms and conditions hereof.

  2.1.2
  Subject to subsection 2.1.3 of this Section 2.1, one whole Warrant shall entitle the holder thereof to subscribe for one Common Share (subject to adjustment in accordance with Article 4 hereof) at any time until the Time of Expiry, at a price equal to the Exercise Price in effect on the Exercise Date.

  2.1.3
  Neither the Corporation nor the Warrant Agent shall have any obligation to deliver Common Shares upon the exercise of any Warrant if the person to whom such Common Shares are to be delivered is a resident of a country or political subdivision thereof (except Canada or any province thereof) in which the Corporation is not qualified, under securities legislation or other applicable legislation, to distribute the Common Shares. The Corporation or the Warrant Agent may require any person to provide proof of residence satisfactory to the Corporation and the Warrant Agent before Common Shares are delivered pursuant to the exercise of any Warrant.

  2.1.4
  No fractional Warrants shall be delivered or otherwise provided for and a purchaser or holder of any Warrant shall not be entitled to any cash or other consideration in lieu of any fractional interest in a Warrant or claim thereto.

  2.1.5
  The Exercise Price and the number of Common Shares which may be purchased pursuant to the Warrants shall be adjusted in the events and in the manner specified in Article 4.

  2.1.6
  Upon exercise of the Warrants, the Corporation shall issue Common Shares required to fulfil the obligation of the Corporation to sell Common Shares upon the exercise of the Warrants.

2.2   Form of Warrant Certificates

  Warrant Certificates in definitive form evidencing the Warrants authorized in Section 2.1 shall be issuable as fully registered, shall, in their English and French versions, be substantially in the form set out in Schedule 2.2, shall be dated as of the Issue Date (including all replacements issued in accordance with this Indenture), shall have such distinguishing letters and numbers as the Corporation may, with the approval of the Warrant Agent, prescribe and shall be issuable in any denomination excluding fractions. Irrespective of any adjustments pursuant to Article 4, all replacement Warrant Certificates shall continue to express the number of Common Shares purchasable upon the exercise of the Warrant(s) evidenced thereby and the Exercise Price thereof as if such Warrant Certificates were issued as of their initial Issue Date.

2.3   Signing of Warrant Certificates

  The Warrant Certificates shall be signed by the President and Chief Executive Officer and the Senior Vice President, Finance and Chief Financial Officer of the Corporation. The signatures of such officers or director may be mechanically reproduced in facsimile and Warrant Certificates bearing such facsimile signatures shall be binding upon the Corporation as if they had been manually signed by such officers notwithstanding that any of the persons whose manual or facsimile signature appears on any Warrant Certificate as one of such officers or director may no longer hold office or be a director at the date of issue of such Warrant Certificate or at the date of countersignature or delivery thereof, any Warrant Certificate signed as aforesaid shall, subject to Section 2.4 be valid and binding upon the Corporation and the holder thereof shall be entitled to the benefits of this Indenture.

2.4   Countersignature by Warrant Agent

  2.4.1
  No Warrant Certificate shall be issued or, if issued, shall be valid for any purpose or entitle the holder to the benefit hereof until it has been countersigned by manual signature by or on behalf of the Warrant Agent, and such countersignature by the Warrant Agent upon any Warrant Certificate shall be conclusive evidence as against the Corporation that the Warrant Certificate so countersigned has been duly issued hereunder and that the holder is entitled to the benefits hereof.

  2.4.2
  The countersignature of the Warrant Agent on Warrant Certificates issued hereunder shall not be construed as a representation or warranty by the Warrant Agent as to the validity of this Indenture or the Warrant Certificates (except the due countersignature thereof) and the Warrant Agent shall in no respect be liable or answerable for the use made of the Warrant Certificates or any of them or of the consideration therefor, except as otherwise specified herein.

2.5   Warrantholder not a Shareholder

  Nothing in this Indenture nor in the holding or ownership of a Warrant evidenced by a Warrant Certificate, or otherwise, shall be construed as conferring upon a Warrantholder any right or interest whatsoever as a Shareholder or any other shareholder of the Corporation, including, but not limited to, the right to vote at, to receive notice of, or to attend, meetings of Shareholders or any other proceedings of the Corporation, or the right to receive dividends and other distributions.

2.6   Registration of Warrants

  2.6.1
  The Corporation hereby appoints the Warrant Agent as registrar and transfer agent of the Warrants. The Warrant Agent shall, at all times while any Warrants are outstanding, keep (i) by and at the principal offices of the Warrant Agent in Montreal and Toronto, a Warrant Register showing particulars of the Warrants held by Warrantholders respectively, and (ii) by and at the principal offices of the Warrant Agent in Montreal, and in such other place or places and by the Warrant Agent or by such other registrar or registrars, if any, as the Corporation with the approval of the Warrant Agent may designate (provided that notice of such change is given by the Warrant Agent to the Warrantholders), a Transfer Register in which shall be entered the particulars of all transfers of Warrants. No transfer of a Warrant shall be valid unless made by the Warrantholder or his executors or administrators or other legal representatives or his or their attorney duly appointed by an instrument in writing in form and execution satisfactory to the Warrant Agent, upon compliance with such requirements as the Warrant Agent or other registrar may prescribe, including obtaining an opinion from counsel to the effect that such transfer is exempt from all applicable securities legislation requirements or that all required filings and approvals have been made under such legislation. The Warrant Agent will from time to time when requested to do so, upon payment of the Warrant Agent's reasonable charges, furnish a list of the names and addresses of Warrantholders showing the number of Warrants held by each such Warrantholder.

  2.6.2
  The registers referred to in this Section shall at all reasonable times be open for inspection by the Corporation, by the Warrant Agent or any Warrantholder.

  2.6.3
  A Warrantholder may at any time and from time to time have such Warrant transferred at any of the places at which a Transfer Register is kept pursuant to the provisions of this Section, in accordance with such reasonable regulations as the Warrant Agent may prescribe.

2.7   Transfers of Warrants

  2.7.1
  A Warrantholder may transfer its Warrants in the manner and subject to the terms set out in this Section 2.7, and the Warrant Agent will register all transfers received by it which comply with such provisions.

  2.7.2
  A Warrant shall be transferable by surrender of the Warrant Certificate relating thereto, accompanied by proper instruments of transfer in suitable form satisfactory to the Warrant Agent for transfer by delivery with the same effect as in the case of a negotiable instrument executed by the Warrantholder or his executors, administrators or other legal representatives or his or their attorney duly appointed by an instrument in form and execution satisfactory to the Warrant Agent; provided that no transfer of any Warrant will be valid unless duly entered on the Transfer Register referred to in subsection 2.6.1.

  2.7.3
  A Transferee of any Warrant will, after surrender to the Warrant Agent of the Warrant Certificate evidencing such Warrant as required by subsection 2.7.2 and upon compliance with all other conditions in respect thereof required by this Indenture or by law, be entitled to be entered on the Transfer Register and on the Warrant Register as the owner of such Warrant, and the Warrant Agent shall issue to the Transferee a Warrant Certificate evidencing the Warrants transferred.

  2.7.4
  The Warrant Agent acknowledges that the Warrants and the Common Shares issuable upon exercise thereof have not been registered under the U.S. Securities Act, or the securities laws of any state of the Untied States, and may not be offered or sold in the United States unless the Warrants and the Common Shares issuable upon exercise thereof have been registered under the U.S. Securities Act and the securities laws of all applicable states of the United States or an exemption from registration is available. It is further acknowledged that Units consisting of Common Shares and Warrants were offered and sold in the United States by the U.S. registered broker-dealer affiliates of the Underwriters pursuant to an exemption from the registration requirements under the U.S. Securities Act. The Warrant Agent shall not permit the transfer of any Warrants to any person in the United States or to a U.S. Person, except in accordance with the transfer restrictions included in Section 3.8. If the certificate representing Warrants bears the legend set forth in Section 3.8.3, any transfer (other than to the Corporation) must be accompanied by (i) a completed and executed declaration for removal of legend in the form attached as Exhibit A to the Warrant Certificate or (ii) an opinion of counsel of recognized standing in form and substance satisfactory to the Corporation to the effect that registration under the U.S. Securities Act and applicable state securities laws is not required.

  2.7.5
  The Warrant Agent shall retain until the sixth anniversary of the termination of this Indenture all instruments of transfer of Warrants which are lodged for registration, including the details shown thereon of the persons by or through whom they were lodged, all cancelled Warrants and all other related documents.

  2.7.6
  Notwithstanding any provision to the contrary contained in this Indenture, the Corporation is entitled to require, add or adopt certain conditions precedent to the transfer of Warrants to ensure compliance with all applicable securities legislation and requirements of regulatory authorities, and may direct the Warrant Agent to refuse to recognize any transfer, or enter the name of any transferee, of a Warrant on the Transfer Register if such transfer would constitute a violation of any applicable securities legislation or requirements of regulatory authorities.

  2.7.7
  To the extent not inconsistent with the terms of this Indenture, the provisions of the Canada Business Corporations Act in respect of the transfer of securities, as amended from time to time, shall apply mutatis mutandis to the transfer of Warrants.

2.8   Assumption by Transferee and Release of Transferor

  Upon becoming a Warrantholder in accordance with the provisions of this Indenture, the Transferee thereof shall be deemed to have acknowledged and agreed to be bound by this Indenture. Upon the registration of such Transferee as the Warrantholder, the transferor thereof shall cease to have any further rights under this Indenture with respect to such Warrant or the underlying Common Share in respect thereof.

2.9   Issue in Substitution for Mutilated, Lost, Destroyed or Stolen Warrant Certificates

  2.9.1
  In case any of the Warrant Certificates shall become mutilated or be lost, destroyed or stolen, the Corporation shall, subject to applicable law, issue, and thereupon the Warrant Agent shall countersign and deliver, a new Warrant Certificate of like tenor as the one mutilated, lost, destroyed or stolen in exchange for and in place of and upon cancellation of such mutilated Warrant Certificate, or in lieu of and in substitution for such lost, destroyed or stolen Warrant Certificate, and the substituted Warrant Certificate shall be in a form approved by the Warrant Agent and shall be entitled to the benefits hereof and shall rank equally in accordance with its terms with all other Warrant Certificates issued or to be issued hereunder.

  2.9.2
  The applicant for the issue of a new Warrant Certificate pursuant to this Section 2.9 shall bear the cost of the issue thereof and in case of loss, destruction or theft shall, as a condition precedent to the issue thereof, furnish to the Corporation and to the Warrant Agent such evidence of ownership and of the loss, destruction or theft of the Warrant Certificate so lost, destroyed or stolen as shall be satisfactory to the Corporation and to the Warrant Agent in their sole discretion, and such applicant may also be required to furnish indemnity or security in amount and form satisfactory to the Corporation and the Warrant Agent in their discretion to save each of them harmless and shall pay the expenses and charges of the Corporation and the Warrant Agent in connection therewith.

  2.9.3
  Warrant Certificates may be replaced only at a Warrant Agency or at any other place that is designated by the Corporation with the approval of the Warrant Agent.

2.10 Exchange of Warrant Certificates

  2.10.1
  Warrant Certificates representing Warrants to purchase any specified number of Common Shares may, upon compliance with the reasonable requirements of the Warrant Agent, be exchanged for another Warrant Certificate or Warrant Certificates entitling the holder thereof to purchase in the aggregate the same number of Common Shares as are purchasable under the Warrant Certificate or Warrant Certificates so exchanged.

  2.10.2
  Warrant Certificates may be exchanged only at a Warrant Agency or at any other place that is designated by the Corporation with the approval of the Warrant Agent. Any Warrant Certificates tendered for exchange shall be surrendered to the Warrant Agency and shall be cancelled by the Warrant Agent.

  2.10.3
  Except as otherwise herein provided, any Warrant Agency shall charge to the holder requesting an exchange a reasonable sum for each new Warrant Certificate issued in exchange for Warrant Certificate(s); payment of such charges and reimbursement to the Warrant Agent or the Corporation for any and all taxes or governmental or other charges required to be paid shall be made by such holder as a condition precedent to such exchange.

ARTICLE 3
EXERCISE OF WARRANTS

3.1   Method of Exercise of Warrants

  3.1.1
  The holder of any Warrants may exercise the right thereby conferred on such holder to purchase Common Shares by surrendering, during usual business hours in Montreal or Toronto no later than on the Time of Expiry, to any of the Warrant Agencies:

  (a)
  the Warrant Certificate(s), with a duly completed and executed Election to Purchase substantially in the form set out in Schedule 3.1.1 (the "Election to Purchase"); and

  (b)
  a certified cheque, bank draft or money order in lawful money of Canada payable to or to the order of the Warrant Agent at par in the city where such Warrant Certificate is surrendered for exercise in an amount corresponding to the Exercise Price multiplied by the number of Common Shares being purchased.

    A Warrant Certificate with the duly completed and executed Election to Purchase referred to in clause (a), together with payment of the Exercise Price of the Common Shares being purchased referred to in clause (b), shall be deemed to be surrendered only upon personal delivery thereof or, if sent by mail or other means of transmission, upon actual receipt thereof, in each case, at any Warrant Agency.

  3.1.2
  Any Election to Purchase referred to in subsection 3.1.1 of this Section 3.1 shall be signed by the Warrantholder and shall specify the number of Common Shares which the holder desires to purchase (being not more than those which the holder is entitled to purchase pursuant to the Warrant Certificate(s) surrendered), the person or persons in whose name or names such Common Shares are to be registered, the address or addresses of such persons, the number of Common Shares to be registered in the name of each such person if more than one is so specified and the social security number for such persons. If any of the Common Shares purchased are to be registered in the name or names of a person or persons other than the Warrantholder, the Warrantholder shall pay to the Corporation or the Warrant Agency on behalf of the Corporation, all applicable transfer or similar taxes, if any, and the Corporation shall not be required to issue or deliver certificates evidencing Common Shares unless or until such Warrantholder shall have paid to the Corporation or the Warrant Agency on behalf of the Corporation the amount of such tax or shall have established to the satisfaction of the Corporation that such tax has been paid or that no tax is due.

  3.1.3
  No exercise of any Warrant shall be effective, and no certificate representing Common Shares shall be issued pursuant to the exercise of Warrants, unless:

  (a)
  the Warrantholder represents in writing that it is not in the United States or a U.S. person and is not exercising the Warrants for the account or benefit of a U.S. Person or a person in the United States, and did not execute or deliver the Election to Purchase in the United States;

  (b)
  the Warrantholder is an Original U.S. Purchaser and signs and delivers a letter in the form attached hereto as Exhibit B of the Warrant Certificate; or

  (c)
  the Warrantholder is in the United States or a U.S. Person and (i) signs and delivers a letter in the form attached hereto as Exhibit B of the Warrant Certificate to the extent applicable, and (ii) provides an opinion of counsel of recognized standing in form and substance satisfactory to the Corporation to the effect that registration under the U.S. Securities Act and applicable state securities laws is not required.

    The certificate representing any Common Shares issuable upon exercise of the Warrants where the Warrantholder does not provide the representation set forth in subsection 3.1.3(a) shall bear the legend set forth in Section 3.8.2 of this Indenture. No certificate for Common Shares issuable upon exercise of a Warrant shall be registered or delivered to an address in the United States or to a U.S. Person unless the Warrantholder shall have complied with subsection 3.1.3(b) or subsection 3.13(c).

  3.1.4
  In connection with the exchange of Warrant Certificates and exercise of Warrants and in compliance with such other terms and conditions hereof as may be required, the Corporation shall provide for one or more agencies in Montreal and Toronto (a "Warrant Agency"). The Corporation has initially appointed the principal offices of the Warrant Agent in Montreal and Toronto as Warrant Agencies. The Corporation shall give notice to Warrantholders of any change of a Warrant Agency.

3.2   Effect of Exercise of Warrants

  3.2.1
  Upon compliance by the holder of any Warrant Certificate with the provisions of Section 3.1 and subject to Section 3.3, the number of Common Shares purchased shall be deemed to have been issued and sold and the person or persons in whose name or names such Common Shares are to be registered shall be deemed to have become the holder or holders of record of such Common Shares on the Exercise Date unless the transfer registers of the Corporation shall be closed on such date, in which case the Common Shares purchased shall be deemed to have been issued and sold, and such person or persons shall be deemed to have become the holder or holders of record of such Common Shares, on the date on which such transfer registers are reopened, but such Common Shares shall be issued and sold at the Exercise Price in effect on the Exercise Date.

  3.2.2
  When the transfer registers of the Corporation have been open for five Business Days after the due exercise of Warrants as aforesaid, the Corporation shall forthwith (i) cause to be mailed to the person or persons in whose name or names the Common Shares so purchased are to be registered, as specified in the Election to Purchase completed on the Warrant Certificates, at the address(es) specified in such Election to Purchase or (ii) if so specified in such Election to Purchase, cause to be delivered to such person or persons at the office of the Warrant Agency where such Warrant Certificates were surrendered, a share certificate or certificates for the appropriate number of Common Shares which the Warrantholder is entitled to and has elected to purchase pursuant to the Warrant Certificates surrendered.

3.3   Subscription for Less than Entitlement; Fractions

  3.3.1
  The holder of any Warrant Certificate may elect to purchase a number of Common Shares which is less than the number which the holder is entitled to purchase pursuant to the surrendered Warrant Certificate, provided that in no event shall fractional Common Shares be delivered with regard to Warrants exercised. In the event of the exercise of a number of Warrants which is less than the number of Warrants evidenced by any Warrant Certificate, the holder of the Warrant Certificate upon exercise thereof shall, in addition, be entitled to receive, without charge therefor, a new Warrant Certificate in respect of the balance of the Warrants which such holder was entitled to exercise pursuant to the surrendered Warrant Certificate and which were not then exercised.

  3.3.2
  Notwithstanding anything herein contained, including any adjustment provided for in Article 4, neither the Corporation nor the Warrant Agent shall be required, upon the exercise of any Warrant, to issue fractions of Common Shares or to deliver certificates which evidence fractional Common Shares. In lieu of fractional Common Shares, there shall be paid to the holder, upon surrender of Warrant Certificates for exercise of Warrants pursuant to Section 3.1, as soon as practicable after surrender, an amount in lawful money of Canada equal to the then Current Market Price of such fractional interest.

3.4   Expiration of Warrants

  After the Time of Expiry, all rights under any Warrant in respect of which the right of purchase herein and therein provided for shall not theretofore have been exercised shall cease and terminate and such Warrant shall become null and void.

3.5   Cancellation of Surrendered Warrant Certificates

  All Warrant Certificates surrendered to Warrant Agencies pursuant to Sections 2.9, 2.10, 3.1 or 5.1 shall be cancelled and destroyed by the Warrant Agent. The Warrant Agent shall, within five Business Days of the destruction, furnish the Corporation with a destruction certificate identifying the Warrant Certificates so destroyed and the number of Common Shares purchased or, in the case of Warrant Certificates surrendered pursuant to Section 5.1, purchasable pursuant to each destroyed Warrant Certificate.

3.6   Accounting and Recording

  3.6.1
  The Warrant Agent shall promptly account to the Corporation with respect to Warrants exercised and forward to the Corporation (or into an account or accounts of the Corporation with the bank or trust company designated by the Corporation for that purpose) all monies received by the Warrant Agent on the subscription for Common Shares through the exercise of Warrants. All such monies and any securities or other instruments from time to time received by the Warrant Agent shall be received in trust for, and shall be segregated and kept apart by the Warrant Agent in trust for, the Corporation.

  3.6.2
  The Warrant Agent shall record the particulars of all Warrants exercised which shall include the names and addresses of the persons who became holders of Common Shares on exercise, the Exercise Date and the Exercise Price. Within five Business Days of each Exercise Date, the Warrant Agent shall provide such particulars in writing to the Corporation.

3.7   Securities Restrictions

  Notwithstanding anything herein contained, Common Shares will only be issued pursuant to any Warrant in compliance with the securities laws of any applicable jurisdiction. The certificates representing the Common Shares issued will bear such legend as may, in the opinion of counsel to the Corporation, be necessary to avoid a violation of any securities laws of any province of Canada or of the United States or to comply with the requirements of any stock exchange or over-the-counter market on which the Common Shares are listed or quoted, as the case may be, provided that if, at any time, in the opinion of counsel to the Corporation, such legends are no longer necessary in order to avoid a violation of any such laws, or the holder of any such legended certificate, at the holder's expense, provides the Corporation with evidence satisfactory to the Corporation) to the effect that such holder is entitled to sell or otherwise transfer such Common Shares in a transaction in which such legends are not required, such legended certificate may thereafter be surrendered to the Warrant Agent in exchange for a certificate which does not bear such legend.

3.8   U.S. Transfer Restrictions and Legends

  The Warrants and the Common Shares issuable upon exercise of the Warrants have not been and will not be registered under the U.S. Securities Act or the securities laws of any state:

  3.8.1
  Any Warrants or Common Shares issuable upon exercise of the Warrants ("Warrant Shares") held by any U.S. Person or person in the United States may be re-offered, resold, pledged or otherwise transferred only (i) in an offshore transaction meeting the requirements of Rule 904 of Regulation S, (ii) pursuant to an exemption from registration provided by Rule 144 under the U.S. Securities Act (if available), (iii) to a person who is an institutional "accredited investor" within the meaning of Rule 501(a)(1), (2), (3) or (7) under the U.S. Securities Act in a transaction exempt from registration under the U.S. Securities Act, (iv) to the Corporation or its affiliates, (v) in accordance with another exemption from the registration requirements of the U.S. Securities Act or (vi) pursuant to an effective registration statement, which the Corporation is under no obligation to file, in each case in accordance with all applicable securities laws of the states of the United States and any other applicable jurisdiction, and provided that in the case of transactions under subclause (i) of this paragraph, it shall furnish to the Transfer Agent a certificate to the effect that the legend appearing on the face of the securities is no longer required under applicable requirements of the U.S. Securities Act or state securities laws; that in the case of transactions under subclause (ii) of this paragraph, it shall furnish to the Transfer Agent and the Corporation an opinion of counsel of recognized standing in form and substance reasonably satisfactory to the Corporation to such effect; and that in the case of transactions under subclauses (iii) or (v) of this paragraph, it shall furnish to the Corporation an opinion of counsel of recognized standing in form and substance reasonably satisfactory to the Corporation to such effect.

  3.8.2
  Until such time as it is no longer required under applicable requirements of the U.S. Securities Act or applicable state securities laws, certificates representing Warrant Shares, and all certificates issued in exchange therefore or in substitution thereof, shall bear the following legend:

    "THE HOLDER OF THIS SECURITY AGREES FOR THE BENEFIT OF SR TELECOM INC. (THE "CORPORATION") THAT (A) THIS SECURITY MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT (1) IN AN OFFSHORE TRANSACTION MEETING THE REQUIREMENTS OF RULE 904 OF REGULATION S (OR ANY SUCCESSOR PROVISION THERETO, AND AS MAY HEREAFTER BE AMENDED FROM TIME TO TIME) UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), (2) PURSUANT TO AN EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 (OR ANY SUCCESSOR PROVISION THERETO, AND AS MAY HEREAFTER BE AMENDED FROM TIME TO TIME) UNDER THE SECURITIES ACT (IF AVAILABLE), (3) TO A PERSON WHO IS AN INSTITUTIONAL "ACCREDITED INVESTOR," WITHIN THE MEANING OF RULE 501(a)(1), (2), (3) OR (7) UNDER THE SECURITIES ACT IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER THE SECURITIES ACT, (4) TO THE CORPORATION OR ITS AFFILIATES, (5) IN ACCORDANCE WITH ANOTHER EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT OR (6) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT, WHICH THE CORPORATION IS UNDER NO OBLIGATION TO FILE, IN EACH CASE IN ACCORDANCE WITH ALL APPLICABLE SECURITIES LAWS OF THE STATES OF THE UNITED STATES AND ANY OTHER APPLICABLE JURISDICTION, (B) THE HOLDER WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY ANY PURCHASER OF THIS SECURITY FROM IT OF THE RESTRICTIONS REFERRED TO IN (A) ABOVE AND (C) THAT IN THE CASE OF TRANSACTIONS MENTIONED IN (A)(1) ABOVE, THE SELLER SHALL FURNISH TO COMPUTERSHARE TRUST COMPANY OF CANADA (THE "REGISTRAR") A CERTIFICATE TO THE EFFECT THAT THIS LEGEND IS NO LONGER REQUIRED UNDER APPLICABLE REQUIREMENTS OF THE SECURITIES ACT OR STATE SECURITIES LAWS; THAT IN THE CASE OF TRANSACTIONS UNDER MENTIONED IN (A)(2) ABOVE, THE SELLER SHALL FURNISH TO THE REGISTRAR AND THE CORPORATION AN OPINION OF COUNSEL OF RECOGNIZED STANDING IN FORM AND SUBSTANCE REASONABLY SATISFACTORY TO THE CORPORATION TO SUCH EFFECT; AND THAT IN THE CASE OF TRANSACTIONS MENTIONED IN (A)(3) OR (A)(5) ABOVE, THE SELLER SHALL FURNISH TO THE CORPORATION AN OPINION OF COUNSEL OF RECOGNIZED STANDING IN FORM AND SUBSTANCE REASONABLY SATISFACTORY TO THE CORPORATION TO SUCH EFFECT. DELIVERY OF THIS CERTIFICATE MAY NOT CONSTITUTE "GOOD DELIVERY" IN SETTLEMENT OF TRANSACTIONS ON STOCK EXCHANGES IN CANADA. IF, AT ANY TIME WHEN THE CORPORATION IS A "FOREIGN ISSUER" AS DEFINED IN REGULATION S UNDER THE U.S. SECURITIES ACT, THESE SECURITIES ARE BEING SOLD IN COMPLIANCE WITH RULE 904 OF REGULATION S UNDER THE U.S. SECURITIES ACT, A NEW CERTIFICATE BEARING NO LEGEND, DELIVERY OF WHICH WILL CONSTITUTE "GOOD DELIVERY", MAY BE OBTAINED FROM THE CORPORATION'S REGISTRAR AND TRANSFER AGENT UPON DELIVERY OF THIS CERTIFICATE AND A DULY EXECUTED DECLARATION, IN A FORM SATISFACTORY TO THE CORPORATION'S REGISTRAR AND TRANSFER AGENT AND THE CORPORATION, TO THE EFFECT THAT SUCH SALE OF THE SECURITIES REPRESENTED HEREBY IS BEING MADE IN COMPLIANCE WITH RULE 904 OF REGULATION S UNDER THE SECURITIES ACT."

  3.8.3
  Until such time as the same is no longer required under applicable requirements of the U.S. Securities Act or applicable state securities laws, certificates representing the Warrants and all certificates issued in exchange therefor or in substitution thereof, shall bear the following legend:

    "THE HOLDER OF THIS SECURITY AGREES FOR THE BENEFIT OF SR TELECOM INC. (THE "CORPORATION") THAT (A) NEITHER THE WARRANTS REPRESENTED HEREBY NOR THE SHARES ISSUABLE UPON EXERCISE HEREOF MAY BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT (1) IN AN OFFSHORE TRANSACTION MEETING THE REQUIREMENTS OF RULE 904 OF REGULATION S (OR ANY SUCCESSOR PROVISION THERETO, AND AS MAY HEREAFTER BE AMENDED FROM TIME TO TIME) UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), (2) PURSUANT TO AN EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 (OR ANY SUCCESSOR PROVISION THERETO, AND AS MAY HEREAFTER BE AMENDED FROM TIME TO TIME) UNDER THE SECURITIES ACT (IF AVAILABLE), (3) TO A PERSON WHO IS AN INSTITUTIONAL "ACCREDITED INVESTOR," WITHIN THE MEANING OF RULE 501(a)(1), (2), (3) OR (7) UNDER THE SECURITIES ACT IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER THE SECURITIES ACT, (4) TO THE CORPORATION OR ITS AFFILIATES, (5) IN ACCORDANCE WITH ANOTHER EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT OR (6) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT, WHICH THE CORPORATION IS UNDER NO OBLIGATION TO FILE, IN EACH CASE IN ACCORDANCE WITH ALL APPLICABLE SECURITIES LAWS OF THE STATES OF THE UNITED STATES AND ANY OTHER APPLICABLE JURISDICTION, (B) THE HOLDER WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY ANY PURCHASER OF THE WARRANTS REPRESENTED HEREBY AND THE SHARES ISSUABLE UPON EXERCISE HEREOF FROM IT OF THE RESTRICTIONS REFERRED TO IN (A) ABOVE AND (C) THAT IN THE CASE OF TRANSACTIONS MENTIONED IN (A)(1) ABOVE, THE SELLER SHALL FURNISH TO COMPUTERSHARE TRUST COMPANY OF CANADA (THE "REGISTRAR") A CERTIFICATE TO THE EFFECT THAT THIS LEGEND IS NO LONGER REQUIRED UNDER APPLICABLE REQUIREMENTS OF THE SECURITIES ACT OR STATE SECURITIES LAWS; THAT IN THE CASE OF TRANSACTIONS UNDER MENTIONED IN (A)(2) ABOVE, THE SELLER SHALL FURNISH TO THE REGISTRAR AND THE CORPORATION AN OPINION OF COUNSEL OF RECOGNIZED STANDING IN FORM AND SUBSTANCE REASONABLY SATISFACTORY TO THE CORPORATION TO SUCH EFFECT; AND THAT IN THE CASE OF TRANSACTIONS MENTIONED IN (A)(3) OR (A)(5) ABOVE, THE SELLER SHALL FURNISH TO THE CORPORATION AN OPINION OF COUNSEL OF RECOGNIZED STANDING IN FORM AND SUBSTANCE REASONABLY SATISFACTORY TO THE CORPORATION TO SUCH EFFECT. DELIVERY OF THIS CERTIFICATE MAY NOT CONSTITUTE "GOOD DELIVERY" IN SETTLEMENT OF TRANSACTIONS ON STOCK EXCHANGES IN CANADA. IF, AT ANY TIME WHEN THE CORPORATION IS A "FOREIGN ISSUER" AS DEFINED IN REGULATION S UNDER THE U.S. SECURITIES ACT, THESE SECURITIES ARE BEING SOLD IN COMPLIANCE WITH RULE 904 OF REGULATION S UNDER THE U.S. SECURITIES ACT, A NEW CERTIFICATE BEARING NO LEGEND, DELIVERY OF WHICH WILL CONSTITUTE "GOOD DELIVERY", MAY BE OBTAINED FROM THE CORPORATION'S REGISTRAR AND TRANSFER AGENT UPON DELIVERY OF THIS CERTIFICATE AND A DULY EXECUTED DECLARATION, IN A FORM SATISFACTORY TO THE CORPORATION'S REGISTRAR AND TRANSFER AGENT AND THE CORPORATION, TO THE EFFECT THAT SUCH SALE OF THE SECURITIES REPRESENTED HEREBY IS BEING MADE IN COMPLIANCE WITH RULE 904 OF REGULATION S UNDER THE SECURITIES ACT."

  provided, that if Warrants are being sold under subsection 3.8.1, clause (ii) above, and provided that the Corporation is a "foreign issuer" within the meaning of Regulation S at the time of sale, any such legend may be removed by providing a declaration to the Transfer Agent, as registrar and transfer agent, to the effect set forth in Exhibit A to the Warrant Certificate.

ARTICLE 4
ADJUSTMENT OF PURCHASE RIGHTS AND EXERCISE PRICE

4.1   Adjustment of Number of Common Shares and Exercise Price

  The acquisition rights as they relate to Common Shares, in effect at any date attaching to the Warrants, and the Exercise Price in respect thereof, shall be subject to adjustment from time to time as follows:

  4.1.1
  if and whenever at any time prior to the Time of Expiry, the Corporation shall:

  (a)
  subdivide, redivide or change its outstanding Common Shares into a greater number of shares;

  (b)
  reduce, combine or consolidate its outstanding Common Shares into a smaller number of shares; or

  (c)
  issue Common Shares or securities exchangeable for or convertible into Common Shares to the holders of all or substantially all of the outstanding Common Shares by way of a stock dividend (other than the issue of Common Shares to such holders as a Dividend Paid in the Ordinary Course);

    (any of such events in these clauses (a), (b) and (c) being called a "Common Share Reorganization"), the Exercise Price in effect on the effective date or record date, as the case may be, of the Common Share Reorganization shall in the case of the events referred to in (a) or (c) above be decreased in proportion to the number of outstanding Common Shares resulting from such subdivision, redivision or stock dividend, or shall, in the case of the events referred in (b) above, be increased in proportion to the number of outstanding Common Shares resulting from such reduction, combination or consolidation. Such adjustment shall be made successively whenever any Common Share Reorganization shall occur. Upon any adjustment of the Exercise Price pursuant to subsection 4.1.1, the number of Common Shares subject to the right of purchase under each Warrant shall be contemporaneously adjusted by multiplying the number of Common Shares theretofore obtainable on the exercise thereof by a fraction of which the numerator shall be the respective Exercise Price in effect immediately prior to such adjustment and the denominator shall be the respective Exercise Price resulting from such adjustment;

  4.1.2
  if and whenever at any time prior to the Time of Expiry, the Corporation shall fix a record date for the issuance of rights, options or warrants to all or substantially all the holders of its outstanding Common Shares entitling them, for a period expiring not more than forty-five (45) days after such record date, to subscribe for or purchase Common Shares (or securities convertible or exchangeable into Common Shares) at a price per share (or having a conversion or exchange price per share) less than ninety-five (95%) percent of the Current Market Price on such record date (any of such events being called a "Rights Offering"), the Exercise Price shall be adjusted immediately after such record date so that it shall equal the amount determined by multiplying the Exercise Price in effect on such record date by a fraction, of which the numerator shall be the total number of Common Shares outstanding on such record date plus a number of Common Shares equal to the number arrived at by dividing the aggregate price of the total number of additional Common Shares offered for subscription or purchase (or the aggregate conversion or exchange price of the convertible or exchangeable securities so offered) by such Current Market Price, and of which the denominator shall be the total number of Common Shares outstanding on such record date plus the total number of additional Common Shares offered for subscription or purchase or into which the convertible or exchangeable securities so offered are convertible or exchangeable; any Common Shares owned by or held for the account of the Corporation or any Subsidiary shall be deemed not be outstanding for the purpose of any such computation; such adjustment shall be made successively whenever such a record date is fixed; to the extent that any such rights or warrants are not exercised prior to the expiration thereof, the Exercise Price shall be readjusted to the Exercise Price which would then be in effect if such record date had not been fixed or to the Exercise Price which would then be in effect based upon the number of Common Shares (or securities convertible or exchangeable into Common Shares) actually issued upon the exercise of such rights or warrants, as the case may be. Upon any adjustment of the Exercise Price pursuant to this subsection 4.1.2, the number of Common Shares subject to the right of purchase under each Warrant shall be contemporaneously adjusted by multiplying the number of Common Shares theretofore obtainable on the exercise thereof by a fraction of which the numerator shall be the respective Exercise Price in effect immediately prior to such adjustment and the denominator shall be the respective Exercise Price resulting from such adjustment;

  4.1.3
  if and whenever at any time prior to the Time of Expiry, the Corporation shall fix a record date for the payment, issue or distribution to all or substantially all the holders of its outstanding Common Shares of (i) shares of any class, whether of the Corporation or any other corporation and rights, options, warrants or other securities (including securities convertible into or exchangeable for Common Shares), (ii) evidences of its indebtedness or (iii) any property or other assets (including cash dividends) and such payment, issue or distribution does not constitute a Dividend Paid in the Ordinary Course, a Common Share Reorganization or a Rights Offering (any of such non-excluded events being herein called a "Special Distribution"), then, in each such case, the Exercise Price shall be adjusted immediately after such record date so that it shall equal the price determined by multiplying the Exercise Price in effect on such record date by a fraction, of which the numerator shall be the total number of Common Shares outstanding on such record date multiplied by such Current Market Price less the aggregate fair market value (as determined by the directors, acting reasonably, which determination shall be conclusive) of such shares or rights, options or warrants or evidences of indebtedness or assets actually distributed, as the case my be, and of which the denominator shall be the total number of Common Shares outstanding on such record date multiplied by such Current Market Price; and Common Shares owned by or held for the account of the Corporation or any Subsidiary shall be deemed not be outstanding for the purpose of any such computation; such adjustment shall be made successively whenever such a record date is fixed; to the extent that the Special Distribution is not so made, the Exercise Price shall be readjusted to the Exercise Price which would then be in effect if such record date had no been fixed or to the Exercise Price which would then be in effect based upon such shares or rights, options or warrants or evidences of indebtedness or assets actually distributed, as the case may be; for the purposes of this subsection 4.1.3 the term "Dividends Paid in the Ordinary Course" shall include the value of any securities or other property or assets distributed in lieu of cash Dividends Paid in the Ordinary Course at the option of shareholders. Upon any adjustment of the Exercise price pursuant to this subsection 4.1.3, the number of Common Shares subject to the right of purchase under each Warrant shall be contemporaneously adjusted by multiplying the number of Common Shares theretofore obtainable on the exercise thereof by a fraction of which the numerator shall be the respective Exercise Price in effect immediately prior to such adjustment and the denominator shall be the respective Exercise Price resulting from such adjustment;

  4.1.4
  if and whenever at any time prior to the Time of Expiry, there is a reclassification of the Common Shares or a capital reorganization of the Corporation (other than a Common Share Reorganization), or a consolidation, amalgamation, arrangement or merger of the Corporation with or into any other body corporate, trust, partnership or other entity (other than a consolidation, amalgamation, arrangement or merger which does not result in any reclassification of the outstanding Common Shares or a change of the Common Shares into other shares), or a sale or conveyance of the property and assets of the Corporation as an entirety or substantially as an entirety to any other body corporate, trust, partnership or other entity in which the holders of Common Shares are entitled to receive shares, other securities or property, including cash (any of such events being herein called a "Capital Reorganization"), any Warrantholder who has not exercised its right of acquisition prior to the effective date of such Capital Reorganization, upon the exercise of such right thereafter, shall be entitled to receive and shall accept for the same aggregate consideration, in lieu of the number of Common Shares then sought to be acquired by it, the number of shares or other securities or property that such Warrantholder would have been entitled to receive on such Capital Reorganization if, on the record date or the effective date thereof, as the case may be, the Warrantholder had been the registered holder of the number of Common Shares sought to be acquired by it and to which it was entitled to acquire upon the exercise of the Warrants. If determined appropriate by the Warrant Agent to give effect to or to evidence the provisions of this subsection 4.1.4, the Corporation, its successor, or such purchasing body corporate, partnership, trust or other entity, as the case may be, shall, prior to or contemporaneously with any such Capital Reorganization, enter into an indenture which shall provide, to the extent possible, for the application of the provisions set forth in this Indenture with respect to the rights and interests thereafter of the Warrantholders to the end that the provisions set forth in this Indenture shall thereafter correspondingly be made applicable, as nearly as may reasonably be, with respect to any shares, other securities or property to which a Warrantholder is entitled on the exercise of its acquisition rights thereafter. Any indenture entered into between the Corporation and the Trustee pursuant to the provisions of this subsection 4.1.4 shall be a supplemental indenture entered into pursuant to the provisions of Article 10 hereof. Any indenture entered into between the Corporation, any successor to the Corporation or such purchasing body corporate, partnership, trust or other entity and the Warrant Agent shall provide for adjustments which shall be as nearly equivalent as may be practicable to the adjustments provided in this Section 4.1 and which shall apply to successive Capital Reorganizations;

  4.1.5
  in any case in which the application of this Section 4.1 results in an increase in the number of Common Shares issuable upon the exercise of the Warrants and takes effect immediately after the record date for an event referred to herein, the Corporation may defer, until the occurrence of such event, issuing to the holder of any Warrant exercised after such event the additional Common Shares to which such Warrantholder is entitled by reason of the adjustment required by such event before giving effect to such adjustment; provided, however, that the Corporation shall deliver to such holder an appropriate instrument evidencing such holder's right to receive such additional Common Shares upon the occurrence of the event requiring such adjustment and the right to receive any distributions made on such additional Common Shares declared in favour of holders of record of Common Shares on and after the relevant date of exercise or such later date as such holder would, but for the provisions of this subsection 4.1.5, have become the holder of record of such additional Common Shares;

  4.1.6
  in any case in which subsections 4.1.2 or 4.1.3 require that an adjustment be made to the Exercise Price, no such adjustment shall be made if the holders of the outstanding Warrants receive the rights or warrants referred to in subsection 4.1.2 or the shares, rights, options, warrants, evidences of indebtedness or assets referred to in subsection 4.1.3, as the case may be, in such kind and number as they would have received if they had been holders of Common Shares on the applicable record date or effective date, as the case may be, by virtue of their outstanding Warrants having then been exercised into Common Shares at the Exercise Price in effect on the applicable record date or effective date, as the case may be. Any participation of holders of the outstanding Warrants in such Rights Offering or Special Distribution will be subject to regulatory approval;

  4.1.7
  the adjustments provided for in this Section 4.1 are cumulative, and shall, in the case of adjustments to the Exercise Price be computed to the nearest whole cent and shall apply to successive subdivisions, redivisions, reductions, combinations, consolidations, distributions, issues or other events resulting in any adjustment under the provisions of this Section 4.1 provided that, notwithstanding any other provision of this Section 4.1, no adjustment of the Exercise Price shall be required unless such adjustment would require an increase or decrease of at least one percent (1%) in the Exercise Price then in effect; provided, however, that any adjustments which by reason of this subsection 4.1.7 are not required to be made shall be carried forward and taken into account in any subsequent adjustment.

4.2   Entitlement to Shares on Exercise of Warrant

  All shares of any class or other securities which a Warrantholder is at the time in question entitled to receive on the exercise of its Warrant, whether or not as a result of adjustments made pursuant to this Article 4, shall, for the purposes of the interpretation of this Indenture, be deemed to be shares which such Warrantholder is entitled to acquire pursuant to such Warrant.

4.3   No Adjustment for Certain Transactions

  Notwithstanding anything in this Article 4, no adjustment shall be made in the acquisition rights attached to the Warrants if the issue of Common Shares is being made pursuant to or in connection with:

    (a)
    Any stock option or stock purchase plan in force from time to time for directors, officers, employees, consultants or other service providers of the Corporation; or

    (b)
    The satisfaction of existing instruments issued at the date hereof.

4.4   Determination by Corporation's Auditors

  In the event of any question arising with respect to the adjustments provided for in this Article 4 such question shall be conclusively determined by the Corporation's auditors who shall have access to all necessary records of the Corporation, and such determination shall be binding upon the Corporation, the Warrant Agent, all Warrantholders and all other persons interested therein, absent manifest error.

4.5   Proceedings Prior to any Action Requiring Adjustment

  As a condition precedent to the taking of any action which would require an adjustment in any of the acquisition rights pursuant to any of the Warrants, including the number of Common Shares which are to be received upon the exercise thereof, the Corporation shall take any corporate action which may, in the opinion of counsel, be necessary in order that the Corporation have unissued and reserved in its authorized capital and may validly and legally issue as fully paid and non-assessable all the shares (or other securities or property) which the holders of such Warrants are entitled to receive on the full exercise thereof in accordance with the provisions hereof.

4.6   Certificate of Adjustment

  The Corporation shall, from time to time immediately after the occurrence of any event which requires an adjustment or readjustment as provided in Article 4, deliver a certificate of the Corporation to the Warrant Agent specifying the nature of the event requiring the same and the amount of the adjustment or readjustment necessitated thereby and setting forth in reasonable detail the method of calculation and the facts upon which such calculation is based, which certificate shall be supported by a certificate of the Corporation's auditors verifying such calculation.

4.7   Notice of Special Matters

  The Corporation covenants with the Warrant Agent that, so long as any Warrant remains outstanding, it will give notice to the Warrant Agent and to the Warrantholders and to the Underwriters of its intention to fix a record date that is prior to the Time of Expiry for the purpose of an event that requires or that may require an adjustment in any of the exercise rights pursuant to any of the Warrants as provided in this Article 4. Such notice shall specify the particulars of such event and the record date for such event, provided that the Corporation shall only be required to specify in the notice such particulars of the event as shall have been fixed and determined on the date on which the notice is given. The notice shall be given in each case not less than fourteen (14) days prior to such applicable record date.

4.8   No Action After Notice

  The Corporation covenants with the Warrant Agent that it will not close its transfer books or take any other corporate action which might deprive the holder of a Warrant of the opportunity to exercise its right of acquisition pursuant thereto during the period of fourteen (14) days after the giving of the notices set forth in Section 4.7.

4.9   Other Action

  In case the Corporation, after the date hereof, shall take any action affecting the Common Shares other than action described in subsection 4.1, which in the reasonable opinion of the directors of the Corporation would materially affect the rights of Warrantholders, the number of Common Shares which may be acquired upon exercise of the Warrants shall be adjusted in such manner and at such time, by action of the directors, acting reasonably, in their sole discretion as they may determine to be equitable in the circumstances, provided that no such adjustment will be made unless prior approval of any stock exchange on which the Common Shares are listed for trading has been obtained.

ARTICLE 5
PURCHASES BY THE CORPORATION

5.1   Optional Purchases by the Corporation

  Subject to the laws by which it is governed, the Corporation may from time to time purchase on any stock exchange, in the open market, by private contract or otherwise, the Warrants. Any such purchase shall be made on such terms and conditions as the Corporation in its sole discretion may determine. The Warrant Certificates representing the Warrants purchased pursuant to this Section 5.1 shall forthwith be surrendered to and cancelled by the Warrant Agent.

ARTICLE 6
NOTICE AND EVIDENCE OF OWNERSHIP

6.1   Notice to the Warrantholders

  Other than in the case of a general disruption or interruption in postal services provided for below, all notices to be given hereunder with respect to the Warrants shall be deemed to be validly given to the Warrantholders thereof if sent by telecopier, or by ordinary mail, postage prepaid, by letter or circular addressed to such Warrantholders at their post office addresses appearing in the Warrant Register or Transfer Register and shall be deemed to have been received on the first Business Day after the sending if given by telecopier and on the third Business Day of uninterrupted postal service following the day of mailing or at the time of actual delivery, if delivered. Accidental error or omission in giving notice or accidental failure to mail notice to any Warrantholder or the inability of the Corporation to give or mail any notice due to anything beyond the reasonable control of the Corporation shall not invalidate any action or proceeding founded thereon.

  All notices with respect to any jointly-held Warrant may be given to whichever one of the Warrantholders thereof (if more than one) is named first in the Warrant Register or Transfer Register, and any notice so given shall be sufficient notice to all holders of or persons interested in such Warrant.

  If by reason of any general interruption or disruption of postal services in Canada, actual or reasonably apprehended, any notice to be given hereunder with respect to the Warrants would reasonably be unlikely to reach its destination within the usual delivery period of sent by mail as provided above in this Section 6.1, such notice shall be deemed to have been effectively given to the Warrantholders if such notice is published once in the National Edition of The Globe and Mail or, if the National Edition of The Globe and Mail is not being generally circulated, in The National Post, and once in the city of Montreal, in a French language daily newspaper of general circulation, and, if the National Edition of The Globe and Mail (or The National Post if the notice is published therein) is not circulated in a city where a Warrant Agency is situated, in an English language daily newspaper of general circulation in such city; provided that in the case of a notice convening a meeting of Warrantholders, the Warrant Agent may require such additional publications of such notice, in the same or another city or both as it may deem necessary for the reasonable protection of the Warrantholders or to comply with any applicable requirements of law or of any stock exchange. Any notice so given shall be deemed to have been given on the day on which it has been published in the National Edition of The Globe and Mail or The National Post, as the case may be, and in all of the cities in which such publication was required (or first published in all such cities if more than one publication in any such city is required). In determining under any provision hereof the date when notice of any meeting or other event must be given, the date of giving notice shall be included and the date of the meeting or other event shall be excluded.

6.2   Ownership and Transfer of Warrants

  A Warrantholder shall be deemed the owner of the Warrant for all purposes of this Indenture. A Warrantholder shall be entitled to the rights evidenced by such Warrant Certificate free from all equities or rights of set-off or counterclaim between the Corporation and the original or any intermediate holder thereof and all persons may act accordingly and the receipt of any such Warrantholder for the Common Shares purchasable pursuant thereto shall be a good discharge to the Corporation and the Warrant Agent for the same. A Transferee of a Warrant shall, after the appropriate form of transfer is lodged with the Warrant Agent and upon compliance with all other conditions required by Section 2.7 or by law, be entitled to be entered on the appropriate register or on any one of the appropriate registers as the owner of such Warrant free from all equities or rights of set-off or counterclaim between the Corporation and such Transferee's transferor or any previous Transferee save in respect of equities of which the Corporation is required to take notice by statute or by order of a court of competent jurisdiction.

ARTICLE 7
REPRESENTATIONS, WARRANTIES AND COVENANTS

7.1   General Representations, Warranties and Covenants of the Corporation

  The Corporation hereby represents, warrants and covenants with the Warrant Agent that so long as any Warrants remain outstanding and may be exercised:

  7.1.1
  it shall maintain its corporate existence provided, however, that (subject to compliance with the provisions of Section 4.1 hereof) nothing herein contained shall prevent the amalgamation, consolidation, merger, sale, winding-up or liquidation of the Corporation or any Subsidiary of the Corporation or the abandonment of any rights and franchises of the Corporation or any Subsidiary of the Corporation if, in the opinion of the directors or officers of the Corporation, or the directors or officers of any Subsidiary of the Corporation, as the case may be, it would be advisable and in the best interest of the Corporation or such Subsidiary of the Corporation to do so;

  7.1.2
  it shall reserve and keep available a sufficient number of Common Shares for the purpose of enabling it to satisfy its obligation to issue Common Shares upon the exercise of the Warrants;

  7.1.3
  it shall cause the Common Shares and the certificates representing the Common Shares from time to time purchased and paid for pursuant to the exercise of the Warrants to be duly issued and delivered in accordance with the Warrant Certificates and the terms hereof;

  7.1.4
  all Common Shares which shall be issued upon exercise of the right to purchase provided for herein and in the Warrant Certificates, upon payment of the prevailing Exercise Price herein provided for and in the Warrant Certificates, shall be fully paid and non-assessable;

  7.1.5
  it will make all requisite filings under applicable Canadian securities legislation including those necessary to remain a reporting issuer not in default in each of the Provinces in Canada;

  7.1.6
  it shall file with the Warrant Agent copies of all financial statements and other material furnished to the holders of the Common Shares after the date of this Indenture;

  7.1.7
  it shall not close its transfer books or take any other action which might deprive the Warrantholders of the opportunity of exercising their right of purchase pursuant to the Warrants held by such persons after the giving of the notice required by Section 4.7;

  7.1.8
  it shall use its commercially reasonable best efforts to maintain the Common Shares and the Warrants listed and posted for trading on The Toronto Stock Exchange;

  7.1.9
  it shall at all times have a Warrant Agency in Montreal and Toronto; and

  7.1.10
  generally, it shall duly perform and carry out all of the acts or things to be done by it as provided in this Indenture.

7.2   Remuneration and Expenses of the Warrant Agent

  The Corporation hereby covenants that it shall pay to the Warrant Agent from time to time reasonable remuneration for its services hereunder and shall pay or reimburse the Warrant Agent upon its request for all reasonable expenses, disbursements and advances incurred or made by the Warrant Agent in the administration or execution of its duties hereunder (including the reasonable compensation and the disbursements of its counsel and all other advisors and assistants not regularly in its employ) both before any default hereunder and thereafter until all duties of the Warrant Agent hereunder shall be finally and fully performed, except any such expense, disbursement or advance as may arise out of or result from the negligence, wilful misconduct or bad faith of the Warrant Agent.

7.3   Securities Qualification Requirements

  7.3.1
  If, in the opinion of counsel, any prospectus is required to be filed with, or any permission is required to be obtained from, any governmental authority in Canada or any other step is required under any federal or provincial law of Canada before any Common Shares which a Warrantholder is entitled to purchase pursuant to the exercise of any Warrant may properly and legally be issued and subscribed for upon due exercise thereof and thereafter traded, the Corporation and hereby covenants that it will take such required action but only in Canada.

  7.3.2
  The Corporation or, if required by the Corporation, the Warrant Agent will give written notice of the issuance of Common Shares pursuant to the exercise of Warrants, in such detail as may be required, to each securities commission or similar regulatory authority in each jurisdiction in Canada in which there is legislation or regulation requiring the giving of any such notice in order that such issuance of Common Shares and the subsequent disposition of the Common Shares so sold will not be subject to the prospectus qualification requirements of such legislation or regulation.

7.4   Performance of Covenants by the Warrant Agent

  If the Corporation fails to perform any of its covenants contained in this Warrant Indenture and has not rectified such failure within ten business days after receiving notice from the Warrant Agent of such failure, the Warrant Agent may notify the Warrantholders of such failure on the part of the Corporation or may itself perform any of the said covenants capable of being performed by it, but shall be under no obligation to perform said covenant or to notify the Warrantholders of such performance by it. All sums expended or advanced by the Warrant Agent in so doing shall be repayable by the Corporation as provided in Section 7.2. No such performance, expenditure or advance by the Warrant Agent shall be deemed to relieve the Corporation of any default hereunder or of its continuing obligations under the covenants herein contained.

ARTICLE 8
ENFORCEMENT

8.1   Suits by Warrantholders

  All or any of the rights conferred upon any Warrantholder by any of the terms of one or more of the Warrant Certificates or this Indenture may be enforced by the Warrantholder by appropriate legal proceedings but without prejudice to the right which is hereby conferred upon the Warrant Agent to proceed in its own name to enforce each and all of the provisions herein contained for the benefit of the Warrantholders and subject to the provisions of Section 9.10.

8.2   Immunity of Shareholders, etc.

  The Warrant Agent and, by the acceptance of the Warrant Certificates and as part of the consideration for the issue of the Warrants, the Warrantholders hereby waive and release any right, cause of action or remedy now or hereafter existing in any jurisdiction against any person in his capacity as an incorporator or as a past, present or future shareholder, director, officer, employee or agent of the Corporation for the issue of the Common Shares pursuant to any Warrant or on any covenant, agreement, representation or warranty by the Corporation contained herein or in the Warrant Certificates.

8.3   Limitation of Liability

  The obligations hereunder are not personally binding upon, nor shall resort hereunder be had to, the private property of any of the past, present or future directors or shareholders of the Corporation or any of the past, present or future officers, employees or agents of the Corporation but only the property of the Corporation shall be bound in respect thereof.

ARTICLE 9
MEETINGS OF WARRANTHOLDERS

9.1   Right to Convene Meetings

  The Warrant Agent may at any time and from time to time and shall, on receipt of a written request of the Corporation or of a Warrantholders' Request, convene a meeting of the Warrantholders provided that the Warrant Agent is indemnified to its reasonable satisfaction by the Corporation or by the Warrantholders signing such Warrantholders' Request against the cost which may be incurred in connection with the calling and holding of such meeting. If the Warrant Agent fails to so convene a meeting within 15 days after receipt of such written request of the Corporation or Warrantholders Request and indemnity given as aforesaid, the Corporation or such Warrantholders, as the case may be, may convene such meeting. Every such meeting shall be held in the City of Montreal or at such other place as may be approved or determined by the Warrant Agent.

9.2   Notice

  At least 21 days' prior notice of any meeting of Warrantholders shall be given to the Warrantholders in the manner provided for in Section 6.1 and a copy of such notice shall be sent by mail to the Warrant Agent unless the meeting has been called by it and to the Corporation unless the meeting has been called by it. Such notice shall state the time and place of the meeting and the general nature of the business to be transacted thereat, but it shall not be necessary for any such notice to contain the text of any resolution to be proposed or any of the provisions of this Article 9. The notice convening any such meeting may be signed by an appropriate officer of the Warrant Agent or of the Corporation or the person or persons designated by such Warrantholders, as the case may be.

9.3   Chairman

  The Warrant Agent may appoint an individual to be chairman of the meeting and, if no individual is so appointed, or if the individual so appointed is not present within 15 minutes from the time fixed for the holding of the meeting, the Warrantholders present in person or by proxy shall appoint an individual present to be chairman.

9.4   Quorum

  Subject to the provisions of Section 9.11, at any meeting of the Warrantholders, a quorum shall consist of at least two Warrantholders present in person or by proxy and entitled to purchase at least 25% of the aggregate number of Common Shares which could be purchased pursuant to all the then outstanding Warrants. If a quorum of the Warrantholders shall not be present within one half-hour from the time fixed for holding any meeting, the meeting, if summoned by the Warrantholders or on a Warrantholders' Request, shall be dissolved; but in any other case, the meeting shall be adjourned to the same day in the next week (unless such day is not a Business Day, in which case it shall be adjourned to the next following Business Day) at the same time and place to the extent possible and, subject to the provisions of Section 9.11, no notice of the adjournment need be given. Any business may be brought before or dealt with at an adjourned meeting which might have been dealt with at the original meeting in accordance with the notice calling the same. No business shall be transacted at any meeting unless a quorum be present at the commencement of the meeting; however the Warrantholders present may proceed with the business of the meeting notwithstanding that a quorum is not present throughout the meeting. At the adjourned meeting, the Warrantholders present in person or by proxy shall form a quorum and may transact the business for which the meeting was originally convened, notwithstanding that they may not be entitled to purchase at least 25% of the aggregate number of Common Shares which may be purchased pursuant to all the then outstanding Warrants.

9.5   Power to Adjourn

  The chairman of any meeting at which a quorum of the Warrantholders is present may, with the consent of the meeting, adjourn any such meeting, and no notice of such adjournment need be given except such notice, if any, as the meeting may prescribe.

9.6   Show of Hands

  Every question submitted to a meeting shall be decided in the first place by a majority of the votes given on a show of hands, except that votes on an extraordinary resolution shall be given in the manner hereinafter provided. At any such meeting, unless a poll is duly demanded as herein provided, a declaration by the chairman that a resolution has been carried or carried unanimously or by a particular majority or lost or not carried by a particular majority shall be conclusive evidence of the fact.

9.7   Poll and Voting

  On every extraordinary resolution, and on any other question submitted to a meeting and after a vote by show of hands when demanded by the chairman or by one or more of the Warrantholders acting in person or by proxy and entitled to subscribe in the aggregate at least 5% of the aggregate number of Common Shares which could be purchased pursuant to the then outstanding Warrants, a poll shall be taken in such manner as the chairman shall direct. Questions other than those required to be determined by extraordinary resolution shall be decided by a majority of the votes cast on the poll.

  On a show of hands, every person who is present and entitled to vote, whether as a Warrantholder or as proxy for one or more absent Warrantholders, or both, shall have one vote. On a poll, each Warrantholder present in person or represented by a proxy duly appointed by instrument in writing shall be entitled to one vote in respect of each whole Common Share which he is entitled to purchase pursuant to the Warrant or Warrants then held or represented by him. A proxy need not be a Warrantholder. The chairman of any meeting shall be entitled, both on a show of hands and on a poll, to vote in respect of the Warrants, if any, held or represented by him.

9.8   Regulations

  The Warrant Agent or the Corporation with the approval of the Warrant Agent may from time to time make and from time to time vary such regulations as it shall consider necessary for:

  9.8.1
  the setting of the record date for a meeting of Warrantholders for the purpose determining the Warrantholders entitled to receive notice of and vote at such meeting;

  9.8.2
  the issue of voting instruments by any bank, trust company or other depositary satisfactory to the Warrant Agent stating that the Warrant Certificates specified therein have been deposited with it by a named person and will remain on deposit until after the meeting, which voting instrument shall entitle the persons named therein to be present and vote at any such meeting and at any adjournment thereof or to appoint a proxy or proxies to represent them and vote for them at any such meeting and at any adjournment thereof in the same manner and with the same effect as though the persons so named in such voting instruments were the actual bearers of the Warrant Certificates specified therein;

  9.8.3
  the deposit of voting instruments and proxy forms at such place and time as the Warrant Agent, the Corporation or the Warrantholders convening the meeting, as the case may be, may in the notice convening the meeting direct;

  9.8.4
  the deposit of voting instruments and proxy forms at some approved place or places other than the place at which the meeting is to be held and enabling particulars of such proxy forms to be mailed or telecopied before the meeting to the Corporation or to the Warrant Agent at the place where the same is to be held and for the voting of proxies so deposited as though the proxy forms themselves were produced at the meeting;

  9.8.5
  the form of proxy; and

  9.8.6
  generally for the calling of meetings of Warrantholders and the conduct of business thereat.

  Any regulations so made shall be binding and effective and the votes given in accordance therewith shall be valid and shall be counted. Save as such regulations may provide, the only persons who shall be recognized at any meeting as a Warrantholder, or be entitled to vote or be present at the meeting in respect thereof (subject to Section 9.9), shall be Warrantholders or persons holding proxies of Warrantholders.

9.9   Corporation and Warrant Agent May Be Represented

  The Corporation and the Warrant Agent, by their respective directors and officers, and the counsel for the Corporation and for the Warrant Agent, may attend any meeting of the Warrantholders, but shall have no vote as such.

9.10 Powers Exercisable by Extraordinary Resolution

  In addition to all other powers conferred upon them by any other provisions of this Indenture or by law, the Warrantholders at a meeting shall have the power, exercisable from time to time by extraordinary resolution:

  9.10.1
  to agree with the Corporation to any modification, abrogation, alteration, compromise or arrangement of the rights of Warrantholders or the Warrant Agent in its capacity hereunder or on behalf of the Warrantholders against the Corporation, whether such rights arise under this Indenture or the Warrant Certificates or otherwise;

  9.10.2
  to amend or repeal any extraordinary resolution previously passed or sanctioned by the Warrantholders;

  9.10.3
  to direct or authorize the Warrant Agent to enforce any of the covenants on the part of the Corporation contained in this Indenture or the Warrant Certificates or to enforce any of the rights of the Warrantholders in any manner specified in such extraordinary resolution or to refrain from enforcing any such covenant or right;

  9.10.4
  to waive, and direct the Warrant Agent to waive, any default on the part of the Corporation in complying with any provisions of this Indenture or the Warrant Certificates either unconditionally or upon any conditions specified in such extraordinary resolution;

  9.10.5
  to restrain any Warrantholder from taking or instituting any suit, action or proceeding against the Corporation for the enforcement of any of the covenants on the part of the Corporation contained in this Indenture or the Warrant Certificates or to enforce any of the rights of the Warrantholders; and

  9.10.6
  to direct any Warrantholder who, as such, has brought any suit, action or proceeding to stay or discontinue or otherwise deal with the same upon payment of the costs, charges and expenses reasonably and properly incurred by such Warrantholder in connection therewith.

9.11 Meaning of Extraordinary Resolution

  9.11.1
  The expression "extraordinary resolution" when used in this Indenture means, subject as hereinafter in this Section 9.11 and in Section 9.14 provided, a resolution proposed at a meeting of Warrantholders duly convened for that purpose and held in accordance with the provisions of this Article 9 at which there are present in person or by proxy at least two Warrantholders entitled to purchase at least 25% of the aggregate number of Common Shares which may be purchased pursuant to all the then outstanding Warrants and passed by the affirmative votes of Warrantholders entitled to purchase not less than 66 2/3% of the aggregate number of Common Shares which may be purchased pursuant to all the then outstanding Warrants represented at the meeting and voted on the poll upon such resolution.

  9.11.2
  If, at any meeting called for the purpose of passing an extraordinary resolution, at least two Warrantholders entitled to purchase at least 25% of the aggregate number of Common Shares which may be purchased pursuant to all the then outstanding Warrants are not present in person or by proxy within one-half hour after the time appointed for the meeting, then the meeting, if convened by Warrantholders or on a Warrantholders' Request, shall be dissolved; but in any other case, it shall stand adjourned to such day, being not less than 15 or more than 30 days later, and to such place and time, as may be appointed by the chairman. Not less than 10 days' prior notice shall be given of the time and place of such adjourned meeting in the manner provided in Section 6.1. Such notice shall state that at the adjourned meeting the Warrantholders present in person or by proxy shall form a quorum but it shall not be necessary to set forth the purposes for which the meeting was originally called or any other particulars. At the adjourned meeting, the Warrantholders present in person or by proxy shall form a quorum and may transact the business for which the meeting was originally convened and a resolution proposed at such adjourned meeting and passed by the requisite vote as provided in this Section 9.11 shall be an extraordinary resolution within the meaning of this Indenture notwithstanding that Warrantholders entitled to purchase at least 25% of the aggregate number of Common Shares which may be purchased pursuant to all the then outstanding Warrants are not present in person or by proxy at such adjourned meeting.

  9.11.3
  Votes on an extraordinary resolution shall always be given on a poll and no demand for a poll on an extraordinary resolution shall be necessary.

9.12 Powers Cumulative

  It is hereby declared and agreed that any one or more of the powers or any combination of the powers in this Indenture stated to be exercisable by the Warrantholders by extraordinary resolution or otherwise may be exercised from time to time and the exercise of any one or more of such powers or any combination of powers from time to time shall not be deemed to exhaust the right of the Warrantholders to exercise such power or powers or combination of powers then or thereafter from time to time.

9.13 Minutes

  Minutes of all resolutions and proceedings at every meeting of Warrantholders shall be made and duly entered in books to be from time to time provided for that purpose by the Warrant Agent at the expense of the Corporation, and any such minutes as aforesaid, if signed by the chairman of the meeting at which such resolutions were passed or proceedings had, or by the chairman of the next succeeding meeting of the Warrantholders, shall be prima facie evidence of the matters therein stated and, until the contrary is proved, every such meeting in respect of the proceedings of which minutes shall have been made shall be deemed to have been duly convened and held, and all resolutions passed thereat or proceedings taken shall be deemed to have been duly passed and taken.

9.14 Instruments in Writing

  All actions which may be taken and all powers that may be exercised by the Warrantholders at a meeting held as provided in this Article 9 may also be taken and exercised by Warrantholders entitled to purchase at least 66 2/3% of the aggregate number of Common Shares which may be purchased pursuant to all the then outstanding Warrants by an instrument in writing signed in one or more counterparts by such Warrantholders in person or by attorney duly appointed in writing, and the expression "extraordinary resolution" when used in this Indenture shall include an instrument so signed.

9.15 Binding Effect of Resolutions

  Every resolution and every extraordinary resolution passed in accordance with the provisions of this Article 9 at a meeting of Warrantholders shall be binding upon all the Warrantholders, whether present at or absent from such meeting, and every instrument in writing signed by Warrantholders in accordance with Section 9.14 shall be binding upon all the Warrantholders, whether signatories thereto or not, and each and every Warrantholder and the Warrant Agent (subject to the provisions for indemnity herein contained) shall be bound to give effect accordingly to every such resolution and instrument in writing. In the case of an instrument in writing, the Warrant Agent shall give notice in the manner contemplated in Sections 6.1 and 12.1 of the effect of the instrument in writing to all Warrantholders and the Corporation as soon as reasonably practicable.

9.16 Holdings by Corporation Disregarded

  In determining whether Warrantholders holding Warrants evidencing the required number of Common Shares are present at a meeting of Warrantholders for the purpose of determining a quorum or have concurred in any consent, waiver, extraordinary resolution, Warrantholders' Request or other action under this Indenture, Warrants owned legally or beneficially by the Corporation or any Subsidiary of the Corporation shall be disregarded.

ARTICLE 10
SUPPLEMENTAL INDENTURES AND SUCCESSOR CORPORATIONS

10.1 Provision for Supplemental Indentures for Certain Purposes

  From time to time the Corporation (when authorized by action by the directors) and the Warrant Agent may, subject to the provisions of this Indenture, and they shall, when so directed by this Indenture, execute and deliver by their proper officers, indentures or instruments supplemental hereto, which thereafter shall form part hereof, for any one or more or all of the following purposes:

  10.1.1
  setting forth adjustments in the application of the provisions of Article 4;

  10.1.2
  adding to the provisions hereof such additional covenants and enforcement provisions as, in the opinion of counsel, are necessary or advisable, provided that the same are not, in the opinion of the Warrant Agent, prejudicial to the interests of the Warrantholders;

  10.1.3
  giving effect to any extraordinary resolution passed as provided in Article 9;

  10.1.4
  making such provisions not inconsistent with this Indenture as may be necessary or desirable with respect to matters or questions arising hereunder or, provided that such provisions are not, in the opinion of the Warrant Agent, prejudicial to the interests of the Warrantholders;

  10.1.5
  adding to or amending the provisions hereof in respect of the transfer of Warrants, making provision for the exchange of Warrant Certificates and making any modification in the form of the Warrant Certificates which does not affect the substance thereof;

  10.1.6
  modifying any of the provisions of this Indenture or relieving the Corporation from any of the obligations, conditions or restrictions herein contained, provided that no such modification or relief shall be or become operative or effective if, in the opinion of the Warrant Agent, such modification or relief impairs any of the rights of the Warrantholders or of the Warrant Agent, and provided further that the Warrant Agent may in its sole discretion decline to enter into any such supplemental indenture which in its opinion may not afford adequate protection to the Warrant Agent when the same shall become operative or effective; and

  10.1.7
  for any other purpose not inconsistent with the terms of this Indenture, including the correction or rectification of any ambiguities, defective or inconsistent provisions, errors or omissions herein, provided that, in the opinion of the Warrant Agent, the rights of the Warrant Agent and of the Warrantholders are in no way prejudiced thereby.

  10.1.8
  Notwithstanding anything to the contrary in this Indenture, no supplement or amendment to the terms of the Warrants or to this Indenture may be made without the prior consent of The Toronto Stock Exchange.

10.2 Successor Corporations

  In the case of the consolidation, amalgamation, arrangement, merger or transfer of the undertaking or assets of the Corporation as an entirety or substantially as an entirety to another corporation ("successor corporation"), the successor corporation resulting from such consolidation, amalgamation, arrangement, merger or transfer (if not the Corporation) shall expressly assume, by supplemental indenture satisfactory in form to the Warrant Agent and executed and delivered to the Warrant Agent, the due and punctual performance and observance of each and every covenant and condition of this Indenture to be performed and observed by the Corporation.

ARTICLE 11
CONCERNING THE WARRANT AGENT

11.1 Applicable Legislation

  11.1.1
  In this Article 11, the term "Applicable Legislation" means the provisions, if any, of the Canada Business Corporations Act and any other statute of Canada or a province thereof, and of regulations under any such named or other statute, relating to warrant indentures or to the rights, duties and obligations of trustees and of corporations under warrant indentures, to the extent that such provisions are at the time in force and applicable to this Indenture.

  11.1.2
  If and to the extent that any provision of this Indenture limits, qualifies or conflicts with a mandatory requirement of Applicable Legislation, such mandatory requirement shall prevail.

  11.1.3
  The Corporation and the Warrant Agent agree that each will at all times in relation to this Indenture and any action to be taken hereunder observe and comply with and be entitled to the benefits of Applicable Legislation.

11.2 Rights and Duties of Warrant Agent

  11.2.1
  In the exercise of the rights and duties prescribed or conferred by the terms of this Indenture, the Warrant Agent shall act honestly and in good faith with a view to the best interests of the Warrantholders and shall exercise that degree of care, diligence and skill that a reasonably prudent person would exercise in comparable circumstances. No provision of this Indenture shall be construed to relieve the Warrant Agent from, or require any other person to indemnify the Warrant Agent against, liability for its own negligence, wilful misconduct or bad faith.

  11.2.2
  The obligation of the Warrant Agent to commence or continue any act, action or proceeding for the purpose of enforcing any rights of the Warrant Agent or the Warrantholders hereunder shall be conditional upon the Warrantholders furnishing, when required by notice in writing by the Warrant Agent, sufficient funds to commence or continue such act, action or proceeding and indemnity reasonably satisfactory to the Warrant Agent to protect and hold harmless the Warrant Agent against the costs, charges, expenses and liabilities to be incurred thereby and any loss and damage it may suffer by reason thereof. None of the provisions contained in this Indenture shall require the Warrant Agent to expend or risk its own funds or otherwise incur financial liability in the performance of any of its duties or in the exercise of any of its rights or powers unless indemnified as aforesaid.

  11.2.3
  The Warrant Agent may, before commencing or at any time during the continuance of any such act, action or proceeding, require the Warrantholders, at whose instance it is acting, to deposit with the Warrant Agent the Warrant Certificates held by them, for which Warrant Certificates the Warrant Agent shall issue receipts.

  11.2.4
  Every provision of this Indenture that by its terms relieves the Warrant Agent of liability or entitles it to rely upon any evidence submitted to it is subject to the provisions of Applicable Legislation, of this Section 11.2 and of Section 11.3.

  11.2.5
  In the event that any funds received by the Warrant Agent are in the form of an uncertified cheque or cheques, the Warrant Agent shall be entitled to delay the time for release of such part of the funds until such uncertified cheque or cheques have cleared in the ordinary course by the financial institution upon which the same are drawn.

  11.2.6
  The Warrant Agent will not be responsible or liable in any manner whatever for the sufficiency, correctness, genuineness or validity of any security deposited with it. The Warrant Agent will be protected in acting and relying reasonably upon any notice, direction, instruction, order, certificate, confirmation, request, waiver, consent, receipt, statutory declaration or other paper or document (collectively referred to as "Documents") furnished to it and purportedly signed by any officer or person required to or entitled to execute and deliver to the Warrant Agent any such Document in connection with this Indenture, not only as to its due execution and the validity and effectiveness of its provisions, but also as to the truth or accuracy of any information therein contained, which it in good faith believes to be genuine.

11.3 Evidence, Experts and Advisors

  11.3.1
  In addition to the reports, certificates, opinions and other evidence required by this Indenture, the Corporation shall furnish to the Warrant Agent such additional evidence of compliance with any provision hereof, and in such form, as may be prescribed by Applicable Legislation or as the Warrant Agent may reasonably require by written notice to the Corporation.

  11.3.2
  In the exercise of its rights and duties hereunder, the Warrant Agent may, if it is acting in good faith, rely as to the truth of the statements and the accuracy of the opinions expressed in statutory declarations, opinions, reports, written requests, consents, orders of the Corporation, certificates of the Corporation or other evidence furnished to the Warrant Agent pursuant to any provision hereof or of Applicable Legislation or pursuant to a request of the Warrant Agent, provided that such evidence complies with Applicable Legislation and that the Warrant Agent examines the same and determines that such evidence complies with the applicable requirements of this Indenture.

  11.3.3
  Whenever it is provided in this Indenture or under Applicable Legislation that the Corporation shall deposit with the Warrant Agent resolutions, certificates, reports, opinions, requests, orders or other documents, it is intended that the truth, accuracy and good faith on the effective date thereof and the facts and opinions stated in all such documents so deposited shall, in each and every such case, be conditions precedent to the right of the Corporation to have the Warrant Agent take the action to be based thereon.

  11.3.4
  Proof of the execution of any instrument in writing, including a Warrantholders' Request, by any Warrantholder may be made by the certificate of a notary public, or other officer with similar powers, that the person signing such instrument acknowledged to him the execution thereof, or by an affidavit of a witness to such execution or in any other manner which the Warrant Agent may consider adequate.

  11.3.5
  The Warrant Agent may employ or retain such counsel, accountants, engineers, appraisers or other experts or advisers as it may reasonably require for the purpose of determining and discharging its duties hereunder and may pay reasonable remuneration for all services so performed by any of them, without taxation of costs of any counsel, and shall not be responsible for any misconduct on the part of any of them. Any reasonable remuneration paid by the Warrant Agent shall be paid by the Corporation in accordance with Section 7.2.

11.4 Documents, Monies, etc., Held by Warrant Agent

  Any securities, documents of title or other instruments that may at any time be held by the Warrant Agent subject to the trusts hereof may be placed in the deposit vaults of the Warrant Agent or of any Canadian bank or deposited for safekeeping with any such bank. Unless herein otherwise expressly provided, any monies so held pending the application or withdrawal thereof under any provisions of this indenture may be deposited in the name of the Warrant Agent in any Canadian bank at the rate of interest (if any) then current on similar deposits or, with the consent of the Corporation, may be (i) deposited in the deposit department of the Warrant Agent or any other loan or trust company authorized to accept deposits under the laws of Canada or a province thereof or (ii) invested in securities issued or guaranteed by the Government of Canada or a province thereof or in obligations, maturing not more than one year from the date of investment, of any Canadian bank or loan or trust corporation. Unless the Corporation shall be in default hereunder, all interest or other income received by the Warrant Agent in respect of such deposits and investments shall belong pro rata to the Corporation, in accordance with their respective proportions at the time of such deposits and investments.

11.5 Actions by Warrant Agent to Protect Interest

  The Warrant Agent shall have power to institute and to maintain such actions and proceedings as it may consider necessary or expedient to preserve, protect or enforce its interests and the interests of the Warrantholders.

11.6 Warrant Agent not Required to Give Security

  The Warrant Agent shall not be required to give any bond or security in respect of the execution of the trusts and powers of this Indenture or otherwise in respect of this Agreement.

11.7 Protection of Warrant Agent

  By way of supplement to the provisions of any law for the time being relating to trustees, it is expressly declared and agreed as follows:

  11.7.1
  the Warrant Agent shall not be liable for or by reason of any statements of fact or recitals in this Indenture or the Warrant Certificates or be required to verify the same and all such statements or recitals are and shall be deemed to be made by the Corporation;

  11.7.2
  nothing herein contained shall impose any obligation on the Warrant Agent to see to or to require evidence of the registration or filing (or renewal thereof) of this Indenture or any instrument ancillary or supplemental hereto;

  11.7.3
  the Warrant Agent shall not be bound to give notice to any person or persons of the execution hereof;

  11.7.4
  the Warrant Agent shall not incur any liability or responsibility or be in any way responsible for the consequence of any breach on the part of the Corporation of any of the covenants herein contained or of any acts of any directors, officers, employees, agents or servants of the Corporation; and

  11.7.5
  without limiting any protection or indemnity of the Warrant Agent under any other provision hereof, or otherwise at law, the Corporation hereby agrees to indemnify and hold harmless the Warrant Agent and its directors, officers, agents and employees from and against any and all liabilities, losses, damages, penalties, claims, actions, suits, costs, expenses and disbursements, including reasonable legal or advisor fees and disbursements, of whatever kind and nature which may at any time be imposed on, incurred by or asserted against the Warrant Agent in connection with the performance of its duties and obligations hereunder, other than such liabilities, losses, damages, penalties, claims, actions, suits, costs, expenses and disbursements arising by reason of the gross negligence, fraud or wilful misconduct of the Warrant Agent. This provision shall survive the resignation or removal of the Warrant Agent, or the termination of this Indenture. The Warrant Agent shall not be under any obligation to prosecute or defend any action or suit in respect of this Indenture which may involve it in expense or liability, unless the Corporation shall, so often as required, furnish the Warrant Agent with satisfactory indemnity and funding against such expense or liability.

11.8 Replacement of Warrant Agent; Successor by Merger

  11.8.1
  The Warrant Agent may resign its trust and be discharged from all further duties and liabilities hereunder, subject to this subsection 11.8.1 of this Section 11.8, by giving to the Corporation not less than 90 days' prior notice in writing or such shorter prior notice as the Corporation may accept as sufficient. The Warrantholders by extraordinary resolution shall have power at any time to remove the existing Warrant Agent and to appoint a new warrant agent. In the event of the Warrant Agent resigning or being removed as aforesaid or being dissolved, becoming bankrupt, going into liquidation or otherwise becoming incapable of acting hereunder, the Corporation shall forthwith appoint a new warrant agent unless a new warrant agent has already been appointed by the Warrantholders; failing such appointment by the Corporation, the retiring Warrant Agent or any Warrantholder may apply to a justice of the Superior Court of Quebec, on such notice as such justice may direct, for the appointment of a new warrant agent; but any new warrant agent so appointed by the Corporation or by the Court shall be subject to removal as aforesaid by the Warrantholders. Any new warrant agent appointed under any provision of this Section 11.8 shall be a corporation authorized to carry on the business of a trust company in the Province of Quebec and, if required by the Applicable Legislation for any other province, in such province. On any such appointment, the new warrant agent shall be vested with the same powers, rights, duties and responsibilities as if it had been originally named herein as Warrant Agent without any further assurance, conveyance, act or deed; but there shall be immediately executed, at the expense of the Corporation, all such conveyances or other instruments as may, in the opinion of counsel, be necessary or advisable for the purpose of assuring the same to the new warrant agent, provided that any resignation or removal of the Warrant Agent and appointment of a successor warrant agent shall not become effective until the successor warrant agent shall have executed an appropriate instrument accepting such appointment and, at the request of the Corporation, the predecessor Warrant Agent shall execute and deliver to the successor warrant agent an appropriate instrument transferring to such successor warrant agent all rights and powers of the Warrant Agent hereunder so ceasing to act.

  11.8.2
  Upon the appointment of a successor warrant agent, the Corporation shall promptly notify the Warrantholders thereof in the manner provided for in Section 6.1.

  11.8.3
  Any corporation into or with which the Warrant Agent may be merged or consolidated or amalgamated, or any corporation succeeding to the trust business of the Warrant Agent shall be the successor to the Warrant Agent hereunder without any further act on its part or of any of the parties hereto, provided that such corporation would be eligible for appointment as a successor warrant agent under subsection 11.8.1 of this Section 11.8.

  11.8.4
  Any Warrant Certificates certified but not delivered by a predecessor Warrant Agent may be certified by the successor warrant agent in the name of the predecessor or successor Warrant Agent.

11.9 Dealing with the Corporation

  11.9.1
  The Warrant Agent represents to the Corporation that at the time of execution and delivery hereof no material conflict of interest exists in the Warrant Agent's role as a fiduciary hereunder and agrees that, in the event of a material conflict of interest arising hereafter, it will, within 90 days after ascertaining that it has such a material conflict of interest, either eliminate the same or resign its appointment hereunder to a successor warrant agent approved by the Corporation and meeting the requirements set forth in subsection 11.8.1 of Section 11.8. Notwithstanding the foregoing provisions of subsection 11.9.1 of this Section 11.9, if any such material conflict of interest exists or hereafter shall exist, the validity and enforceability of this Indenture and the Warrant Certificates shall not be affected in any manner whatsoever by reason thereof.

  11.9.2
  The Warrant Agent, in its personal or any other capacity, may buy, lend upon and deal in securities of the Corporation and generally may contract and enter into financial transactions with the Corporation or any Subsidiary of the Corporation without being liable to account for any profit made thereby.

11.10 Acceptance of Mandate

  The Warrant Agent hereby accepts the mandate in this Indenture declared and provided for and agrees to perform the same upon the terms and conditions herein set forth.

11.11 Warrant Agent not to Be Appointed Receiver

  The Warrant Agent and any person related to the Warrant Agent shall not be appointed a receiver or receiver and manager or liquidator of all or any part of the assets or undertaking of the Corporation.

ARTICLE 12
GENERAL

12.1 Notice to the Corporation and the Warrant Agent

  12.1.1
  Unless herein otherwise expressly provided, any notice to be given hereunder to the Corporation or the Warrant Agent shall be deemed to be validly given if delivered or if sent by telecopier or if sent by registered mail, postage prepaid:

  (a)
  If to the Corporation:

      SR Telecom Inc.
      8150 Trans-Canada Highway
      Montreal, Quebec
      H4S 1M5

      Telecopier: (514) 956-4405
      Attention: Senior Vice President, Finance and Chief Financial Officer

    (b)
    if to the Warrant Agent:

      Computershare Trust Company of Canada
      1500 University Street
      Suite 700
      Montreal, Quebec,
      H3A 3S8

      Telecopier: (514) 982-7677
      Attention: Manager Corporate Trust

    and any such notice delivered in accordance with the foregoing shall be deemed to have been received on the date of delivery or, if sent by telecopier, on the first Business Day following the date of transmission or, if mailed, on the third Business Day following the date of the postmark on such notice.

  12.1.2
  The Corporation or the Warrant Agent, as the case may be, may from time to time notify the others in the manner provided in subsection 12.1.1 of this Section 12.1 of a change of address which, from the effective date of such notice and until changed by like notice, shall be the address of the Corporation or the Warrant Agent, as the case may be, for all purposes of this Indenture.

  12.1.3
  If, by reason of a strike, lockout or other work stoppage, actual or threatened, involving postal employees, any notice to be given to the Warrant Agent or to the Corporation hereunder could reasonably be considered unlikely to reach its destination, such notice shall be valid and effective only if it is delivered to an officer of the party to which it is addressed or if it is delivered to such party at the appropriate address provided in subsection 12.1.1 of this Section 12.1 by telecopier or other means of prepaid, transmitted, recorded communication and any such notice delivered in accordance with the foregoing shall be deemed to have been received on the date of delivery to such officer or if delivered by telecopier or other means of prepaid, transmitted, recorded communication, on the first Business Day following the date of the sending of such notice by the person giving such notice.

12.2 Time of the Essence

  Time shall be of the essence in this Indenture.

12.3 Counterparts and Formal Date

  This Indenture may be executed in several counterparts, each of which when so executed shall be deemed to be an original and such counterparts together shall constitute one and the same instrument and notwithstanding their date of execution shall be deemed to be dated as of February 18, 2004.

12.4 Satisfaction and Discharge of Indenture

  Upon the earlier of:

  12.4.1
  the date by which there shall have been delivered to the Warrant Agencies for exercise or destruction all Warrant Certificates theretofore certified hereunder or

  12.4.2
  the Time of Expiry

  this Indenture, except to the extent that Common Shares and certificates therefor have not been issued and delivered hereunder, provided further that the Corporation shall not be in default under this Indenture, shall cease to be of further effect and the Warrant Agent, on demand of and at the cost and expense of the Corporation and upon delivery to the Warrant Agent of a certificate of the Corporation stating that all conditions precedent to the satisfaction and discharge of this Indenture have been complied with and upon payment to the Warrant Agent of the fees and other remuneration payable to the Warrant Agent, shall execute proper instruments acknowledging satisfaction of and discharging this Indenture.

12.5 Provisions of Indenture and Warrant Certificates for the Sole Benefit of Parties and Warrantholders

  Nothing in this Indenture or in the Warrant Certificates, express or implied, shall give or be construed to give to any person other than the parties hereto and the holders of the Warrant Certificates any legal or equitable right, remedy or claim under this Indenture, or under any covenant or provision therein contained, all such covenants and provisions being for the sole benefit of the parties hereto and the Warrantholders.

12.6 Assignment

  This Indenture may not be assigned by either party hereto without the consent in writing of the other party. This Indenture shall enure to and bind the parties and their lawful successors and permitted assigns.

12.7 Language

  The parties hereto have declared that they have required that this Indenture and all other documents related thereto be drawn up in the English language.

  Les parties aux présentes ont déclaré qu'elles ont exigé que la présente convention, de même que tous les autres documents s'y rapportant, soient rédigés en anglais.

  IN WITNESS WHEREOF the parties hereto have duly executed this Indenture as of the day and year first above written.

SR TELECOM INC.
Per:	Name: Pierre St-Arnaud Title: President and Chief Executive Officer
COMPUTERSHARE TRUST COMPANY OF CANADA
Per:	Name: Title:
Per:	Name: Title:

SCHEDULE 2.2
FORM OF WARRANT CERTIFICATE

SCHEDULE 3.1.1
FORM OF ELECTION TO PURCHASE

ELECTION TO PURCHASE

To:	SR Telecom Inc. c/o Computershare Trust Company
  (a)
  The undersigned holder of the within Warrant Certificate hereby elects to purchase                          Common Shares in the share capital of SR Telecom Inc.) (or such number of Common Shares or other securities or property to which such election entitles the undersigned in lieu thereof or in addition thereto under the provisions of the Warrant Indenture mentioned in the within Warrant Certificate) pursuant to the within Warrant Certificate at Cdn$9.00 per share (or the adjusted dollar amount per share at which the undersigned is entitled to purchase such shares under the provisions of the Warrant Indenture) on the terms specified in the said Warrant Certificate and Warrant Indenture and encloses herewith a certified cheque, bank draft or money order, in lawful money of Canada.

  (b)
  The undersigned hereby represents that:

  (i)
  it is not in the United States or a U.S. person and is not exercising the Warrants for the account or benefit of a U.S. Person (as defined in Regulation S under the U.S. Securities Act of 1933, as amended) or a person in the United States, and is not executing or delivering this Election to Purchase in the United States; or

  (ii)
  it is an Original U.S. Purchaser (as defined in the Warrant Indenture) and is delivering herewith an executed letter in the form attached to the Warrant Indenture as Exhibit B; or

  (iii)
  it is in the United States or a U.S. Person and is delivering herewith (x) a letter in the form attached to the Warrant Indenture as Exhibit B to the extent applicable, and (y) an opinion of counsel of recognized standing in form and substance satisfactory to the Corporation to the effect that registration under the U.S. Securities Act and applicable state securities laws is not required.

  (c)
  The undersigned hereby irrevocably directs that the said Common Shares be registered and delivered as follows:

Number(s) of Common Shares:	Social Insurance Number(s):
Total:
Name(s) in full:	Address(es) (include Postal Code):

EXHIBIT A
FORM OF DECLARATION FOR REMOVAL OF LEGEND

TO:	Computershare Trust Company of Canada as registrar and transfer agent for Common Shares and Warrants of SR Telecom Inc.

  The undersigned (a) acknowledges that the sale of the securities of SR Telecom Inc. (the "Corporation") to which this declaration relates is being made in reliance on Rule 904 of Regulation S under the United States Securities Act of 1933, as amended (the "1933 Act") and (b) certifies that (1) the undersigned is not an affiliate of the Corporation as that term is defined in the 1933 Act, (2) the offer of such securities was not made to a person in the United States and either (A) at the time the buy order was originated, the buyer was outside the United States, or the seller and any person acting on its behalf reasonably believed that the buyer was outside the United States, or (B) the transaction was executed in, on or through the facilities of The Toronto Stock Exchange or any other "designated offshore securities market" as defined in Rule 902 of Regulation S under the 1933 Act and neither the seller nor any person acting on its behalf knows that the transaction has been prearranged with a buyer in the United States, (3) neither the seller nor any affiliate of the seller nor any person acting on any of their behalf has engaged or will engage in any directed selling efforts in the United States in connection with the offer and sale of such securities, (4) the sale is bona fide and not for the purpose of "washing off" the resale restrictions imposed because the securities are "restricted securities" (as such term is defined in Rule 144(a)(3) under the 1933 Act), (5) the seller does not intend to replace the securities sold in reliance of Rule 904 of the 1933 Act with fungible unrestricted securities and (6) the contemplated sale is not a transaction, or part of a series of transactions which, although in technical compliance with Regulation S under the 1933 Act, is part of a plan or scheme to evade the registration provisions of the 1933 Act. Terms used herein have the meanings given to them by Regulation S under the 1933 Act.

  Dated:

Name of Seller
By:	Name: Title:

EXHIBIT B
FORM OF LETTER TO BE DELIVERED
BY ORIGINAL U.S. PURCHASER UPON EXERCISE OF WARRANTS

  SR Telecom Inc.
  8150 Trans-Canada Highway
  Montreal, Quebec
  H4S 1M5

  — and to —

  Computershare Trust Company of Canada as registrar and transfer agent
  1500 University Street
  Suite 700
  Montreal, Quebec
  H3A 3S8

  Dear Sirs:

  We are delivering this letter in connection with the purchase of common shares (the "Shares") of SR Telecom Inc., a corporation incorporated under the laws of the Canada (the "Company"), upon the exercise of warrants of the Company ("Warrants") issued pursuant to an Indenture, dated as of February 18, 2004, between the Company and Computershare Trust Company of Canada.

  We hereby confirm that:

  (a)
  we are an institutional "accredited investor" within the meaning of Rule 501 (a)(1),(2),(3) or (7) of Regulation D under the United States Securities Act of 1933 (the "U.S. Securities Act") or an entity in which all of the equity owners are such institutional accredited investors;

  (b)
  we are purchasing the Shares for our own account;

  (c)
  we have such knowledge and experience in financial and business matters that we are capable of evaluating the merits and risks of purchasing the Shares;

  (d)
  we are not acquiring the Shares with a view to distribution thereof or with any present intention of offering or selling any of the Shares, except (a) to the Company, (B) outside the United States in accordance with Rule 904 under the U.S. Securities Act or (C) inside the United States in accordance with Rule 144 under the U.S. Securities Act, if applicable, and in compliance with applicable state securities laws;

  (e)
  we acknowledge that we have had access to such financial and other information as we deem necessary in connection with our decision to purchase the Shares; and

  (f)
  we acknowledge that we are not purchasing the shares as a result of any general solicitation or general advertising, including advertisements, articles, notices or other communications published in any newspaper, magazine or similar media or broadcast over radio, television, or any seminar or meeting whose attendees have been invited by general solicitation or general advertising.

  We understand that the Shares are being offered in a transaction not involving any public offering within the United States within the meaning of the U.S. Securities Act and that the Shares have not been and will not be registered under the U.S. Securities Act and that the Shares have not been and will not be registered under the U.S. Securities Act. We further understand that any Shares acquired by us will be in the form of definitive physical certificates and that such certificates will bear a legend reflecting the substance of paragraph (d) above.

  We acknowledge that you will rely upon our confirmations, acknowledgements and agreements set forth herein, and we agree to notify you promptly in writing if any of our representations or warranties herein ceases to be accurate or complete.

(Name of Purchaser)
By:	Name: Title: Address:

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